    As Filed with the Securities and Exchange Commission on April 10, 2000


                                                       REGISTRATION NO. 33-41858

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------


                                AMENDMENT NO. 9
                                       TO


                                    FORM S-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                           04-2461439
 (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)


      ONE SUN LIFE EXECUTIVE PARK, WELLESLEY HILLS, MASSACHUSETTS 02481
                                 (781) 237-6030
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                                                          COPIES TO:
       EDWARD M. SHEA, ASSISTANT VICE               JOAN E. BOROS, ESQ.
        PRESIDENT AND SENIOR COUNSEL             JORDEN BURT BOROS CICCHETTI
     SUN LIFE ASSURANCE COMPANY OF                 BERENSON & JOHNSON LLP
             CANADA (U.S.)                   1025 THOMAS JEFFERSON STREET, N.W.
     RETIREMENT PRODUCTS AND SERVICES                  SUITE 400 EAST
            ONE COPLEY PLACE                         WASHINGTON, D.C. 20007
      BOSTON, MASSACHUSETTS 02116
            (617) 348-9615



 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act,
check the following box.                                                   /X/

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1)
of this Form, check the following box.                                      / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.          / / __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                           / / __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                           / / __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.                                                    / /


                      -----------------------------------

                                PART I
                  INFORMATION REQUIRED IN PROSPECTUS


Attached hereto and made a part hereof is the Prospectus dated
May 1, 2000.

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


                                                                     MAY 1, 2000


                                    PROFILE

                                  MFS REGATTA
                               VARIABLE AND FIXED
                                    ANNUITY

      THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE FULL PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.

      1. THE MFS REGATTA ANNUITY

      The MFS Regatta Annuity is a single payment deferred annuity contract ("Contract") designed for use in connection with retirement and deferred compensation plans, some of which may qualify for favorable federal income tax treatment. The Contract is intended to help you achieve your retirement savings or other long-term investment goals.

      The Contract has two phases: an Accumulation Phase and an Income Phase. During the Accumulation Phase any investment earnings under your Contract accumulate on a tax-deferred basis and are taxed as income only when withdrawn. You determine the length of the Accumulation Phase. During the Income Phase, we make annuity payments in amounts determined in part by the amount of money you have accumulated under your Contract during the Accumulation Phase. You choose when the Income Phase begins.

      You may choose among 7 variable investment options and a range of fixed interest options. For a variable investment return you choose one or more Sub-Accounts in our Variable Account, each of which invests in shares of a corresponding series of the MFS/Sun Life Series Trust (collectively, the "Series") listed in Section 4. The value of any portion of your Contract allocated to the Sub-Accounts will fluctuate up or down depending on the performance of the Series you select, and you may experience losses. For a fixed interest rate, you may choose one or more Guarantee Periods offered in our Fixed Account, each of which earns its own Guaranteed Interest Rate if you keep your money in that Guarantee Period for the specified length of time.

      The Contract is designed to meet your need for investment flexibility. Until we begin making annuity payments under your Contract, you can, subject to certain limitations, transfer money between options up to 12 times each year without a transfer charge or adverse tax consequences.

      2. ANNUITY PAYMENTS (THE INCOME PHASE)

      Just as you can elect to have your Contract value accumulate on either a variable or fixed basis, or a combination of both, you can elect to receive annuity payments on either a variable or fixed basis or both. If you choose to have any part of your annuity payments come from the Sub-Accounts, the dollar amount of your annuity payments may fluctuate.


      The Contract offers a variety of annuity options. You can select from among the following methods of receiving either variable or fixed annuity payments under your Contract: (1) monthly payments continuing for your lifetime (assuming you are the annuitant); (2) monthly payments for your lifetime, but with payments continuing to your chosen beneficiary for 5, 10, 15 or 20 years if you die before the end of the period you have selected; (3) monthly payments for your lifetime and the life of another person (usually your spouse) you have chosen; and (4) monthly payments for a specified number of years (between 5 and 30), with a cash-out option for variable payments. You can also select a fixed payment option where we will hold the amount applied to provide fixed annuity payments with interest accrued at the rate we determine from time to time, which will be at least 4% per year. We may also agree to other annuity options at our discretion.


      Once the Income Phase begins, you cannot change your choice of annuity payment method.

      3. PURCHASING A CONTRACT


      You may purchase a Contract for $5,000 or more, under most circumstances. We will not accept a purchase payment over $1 million unless we have approved the payment in advance.


      4. ALLOCATION OPTIONS

      You can allocate your money among Sub-Accounts investing in the following Series of the
MFS/Sun Life Series Trust:

Capital Appreciation Series                    Managed Sectors Series
Global Governments Series                      Money Market Series
Government Securities Series                   Total Return Series
High Yield Series

      Market conditions will determine the value of an investment in any Series. Each Series is described in the prospectus of the MFS/Sun Life Series Trust.

      In addition to these variable options, you may also allocate your money to one or more of the Guarantee Periods we make available. For each Guarantee Period, we offer a Guaranteed Interest Rate for the specified length of time.

      5. EXPENSES

      The charges under the Contracts are as follows:

      We impose an annual Account Fee equal to the lesser of $30 or 2% of the value of your Contract. We also deduct insurance charges (which include an administrative expense charge) equal to 1.40% per year of the average daily value of the Contract allocated among the Sub-Accounts.

      There are no sales charges when you purchase your MFS Regatta Annuity. However, if you withdraw money from your Contract, we will, with certain exceptions, impose a withdrawal charge. Your Contract allows a "free withdrawal amount," which you may withdraw before you incur the withdrawal charge. The rest of your withdrawal is subject to a withdrawal charge equal to a percentage of your withdrawal and is determined in accordance with the table below. The percentage varies according to the Account Year in which you make the withdrawal.

ACCOUNT YEAR   WITHDRAWAL CHARGE
------------   -----------------
 1                     6%
 2                     6%
 3                     5%
 4                     5%
 5                     4%
 6                     4%
 7                     3%
 8 or more             0%

      If you withdraw, transfer, or annuitize money allocated to a Guarantee Period more than 30 days before the expiration date of the Guarantee Period, the amount will be subject to a Market Value Adjustment. This adjustment reflects the relationship between our current Guaranteed Interest Rates and the Guaranteed Interest Rate applicable to the amount being withdrawn. If your Guaranteed Interest Rate is more than 0.50% higher than the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period, the Market Value Adjustment will increase your Account Value. Otherwise, the Market Value will decrease your Account Value.

      In addition to the charges we impose under the Contracts, there are charges (which include management fees and operating expenses) imposed by each Series, which range from 0.56% to 0.88% of the average net assets of the Series, depending upon which Series you have selected. The investment adviser has agreed to waive or reimburse a portion of expenses for some of the Series; without this agreement, Series expenses could be higher.

      The following chart is designed to help you understand the expenses you will incur under your Contract, if you invest in one or more of the Sub-Accounts. The column "Total Annual Expenses" shows the sum of the "Total Annual Insurance Charges," as defined just above the chart, and the total expenses for each Series. The next two columns show two examples of the expenses, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a Contract which earns 5% annually and that you withdraw your money (1) at the end of one year or (2) at the end of 10 years. For the first year, the Total Annual Expenses are deducted, as well as withdrawal charges. For year 10, the example shows the aggregate of all of the annual expenses deducted for the 10 years, but there is no withdrawal charge.


      "Total Annual Insurance Charges" of 1.50% as set forth in the table below include the insurance charges of 1.40%, plus an additional 0.10%, which is used to represent the $30 annual Account Fee based on an assumed Contract value of $30,000. The actual impact of the Account Fee may be greater or less than 0.10%, depending upon the value of your Contract.



                                                                                                       EXAMPLES:
                                                     TOTAL ANNUAL     TOTAL ANNUAL     TOTAL         TOTAL EXPENSES
                                                      INSURANCE          SERIES        ANNUAL            AT END
SUB-ACCOUNT                                            CHARGES          EXPENSES      EXPENSES     1 YEAR    10 YEARS
-----------                                        ----------------   ------------   ----------   --------   ---------
Capital Appreciation Series                             1.50%            0.76%         2.26%        $79        $260
Global Governments Series                               1.50%            0.90%         2.40%        $80        $274
Government Securities Series                            1.50%            0.61%         2.11%        $77        $244
High Yield Series                                       1.50%            0.83%         2.33%        $79        $265
Managed Sectors Series                                  1.50%            0.79%         2.29%        $79        $263
Money Market Series                                     1.50%            0.57%         2.07%        $77        $240
Total Return Series                                     1.50%            0.69%         2.19%        $78        $253


      For more detailed information about Contract fees and expenses, please refer to the fee table and discussion of Contract charges contained in the full Prospectus which accompanies this Profile.

      6. TAXES

      Your earnings are not taxed until you take them out of your Contract. If you take money out, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the earnings. Annuity payments during the Income Phase are considered in part a return of your original investment. That portion of each payment is not taxable as income, unless your Contract is funded with pre-tax or tax deductible dollars (such as with a pension or IRA contribution), in which case the entire payment will be taxable. In all cases, you should consult with your tax adviser for specific tax information.


      Under the tax laws of Puerto Rico, when an annuity payment is made under your Contract, your Annuitant or any other Payee is required to include as gross income the portion of each annuity payment equal to 3% of the aggregate purchase payments you made under the Contract. The amount if any, in excess of the included amount is excluded from gross income. After an amount equal to the aggregate amount excluded from gross income has been received, all of the annuity payments are considered to be taxable income. You should consult with your tax adviser for specific tax information.


      7. ACCESS TO YOUR MONEY

      You can withdraw money from your Contract at any time during the Accumulation Phase. During the first 7 Account Years, 10% of your Purchase Payment may be withdrawn each year without the imposition of a withdrawal charge. All other amounts you withdraw during the first 7 Account Years will be subject to a withdrawal charge ranging from 6% to 0% of your Purchase Payment. You may also be required to pay income tax and possible tax penalties on any money you withdraw.

      We do not assess a withdrawal charge upon annuitization or transfers. In addition, there may be other circumstances under which we may waive the withdrawal charge.

      In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may be subject to a Market Value Adjustment.

      8. PERFORMANCE

      If you invest in one or more Sub-Accounts, the value of your Contract will increase or decrease depending upon the investment performance of the Series you choose.


      The following chart shows total returns for investment in the Sub-Accounts where the corresponding Series has at least one full calendar year of operations. The returns reflect all charges and deductions of the Series and Sub-Accounts and deduction of the annual Account Fee. They do not reflect deduction of any withdrawal charges or premium taxes. These charges, if included, would reduce the performance numbers shown. Past performance is not a guarantee of future results.


                                                             CALENDAR YEAR
                       ------------------------------------------------------------------------------------------
SUB-ACCOUNT              1999        1998        1997        1996       1995       1994        1993       1992
-----------            ---------   ---------   ---------   --------   --------   ---------   --------   ---------
Capital Appreciation
 Series                  30.79%      26.83%      21.33%     19.70%     32.51%      (5.03)%    16.27%      12.08%
Global Governments
 Series                 (6.51)%      13.77%      (2.24)%     3.11%     14.00%      (5.91)%    17.13%      (1.02)%
Government Securities
 Series                 (3.29)%       7.13%       7.15%      0.11%     15.92%      (3.61)%     7.11%       5.24%
High Yield Series         5.36%      (0.88)%     11.55%     10.46%     15.32%      (3.68)%    15.99%      13.33%
Managed Sectors
 Series                  83.04%      10.62%      23.80%     15.86%     30.34%      (3.38)%     2.52%       4.92%
Money Market Series       3.23%       3.48%       3.52%      3.37%      3.90%       2.17%      1.11%       1.81%
Total Return Series       1.40%      10.10%      20.18%     12.38%     24.93%      (3.71)%    11.72%       6.98%

                          CALENDAR YEAR
                       --------------------
SUB-ACCOUNT              1991       1990
-----------            --------   ---------
Capital Appreciation
 Series                 38.86%     (10.99)%
Global Governments
 Series                 13.18%      11.79%
Government Securities
 Series                 14.11%       7.11%
High Yield Series       45.40%     (15.24)%
Managed Sectors
 Series                 59.76%     (11.74)%
Money Market Series      4.25%       6.23%
Total Return Series     19.81%       1.17%


      9. DEATH BENEFIT


      If the Annuitant dies before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. To calculate the death benefit, we use a "Death Benefit Date," which is the earliest date we have both due proof of death and a written request specifying the manner of payment.


      The death benefit is the greatest of:

      (1) the value of the Contract on the Death Benefit Date;

      (2) the amount we would pay in the event of a full surrender of the Contract on the Death Benefit Date;


      (3) the value of the Contract on the most recent 7 year anniversary of the Contract, adjusted for any partial withdrawals and charges made after that anniversary; and


      (4) your Purchase Payment less any partial withdrawals.

      10. OTHER INFORMATION

      FREE LOOK. Depending upon applicable state law, if you cancel your Contract within 10 days after receiving it, we will send you the value of your Contract as of the day we received your cancellation request (this may be more or less than the original purchase payment) and we will not deduct a withdrawal charge. However, if applicable state or federal law requires, we will refund the full amount of any purchase payment(s) we receive and the "free look" period may be greater than 10 days.

      NO PROBATE. In most cases, when you die, the beneficiary will receive the death benefit without going through probate. However, avoiding probate does not mean that the beneficiary will not have tax liability as a result of receiving the death benefit.

      WHO SHOULD PURCHASE A CONTRACT? The Contract is designed for those seeking long-term tax deferred accumulation of assets and annuity features, generally for retirement or other long-term purposes. The tax-deferred feature is most attractive to purchasers in high federal and state income tax brackets. You should note that qualified retirement investments automatically provide tax deferred, regardless of whether the underlying Contract is an annuity. You should not buy a Contract if you are looking for a short-term investment or if you cannot risk a decrease in the value of your investment.

      CONFIRMATIONS AND QUARTERLY STATEMENTS. You will receive a confirmation of each transaction within your Contract. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your account values during that period.

      11. INQUIRIES

      If you would like more information about buying a Contract, please contact your broker or registered representative. If you have any other questions, please contact us at:


     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
     C/O RETIREMENT PRODUCTS AND SERVICES
     P. O. BOX 1024
     BOSTON, MASSACHUSETTS 02103
     TEL: TOLL FREE (800) 752-7215

                                                                      PROSPECTUS
                                                                     MAY 1, 2000


                                  MFS REGATTA

      Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts described in this Prospectus on a group basis.

      You may choose among 7 variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account. Each Sub-Account invests in one of the following series of the MFS/Sun Life
Series Trust (the "Series Fund"), a mutual fund advised by our affiliate, Massachusetts Financial Services Company:

Capital Appreciation Series                    Managed Sectors Series
Global Governments Series                      Money Market Series
Government Securities Series                   Total Return Series
High Yield Series

      The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

      THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE SERIES FUND. PLEASE READ THIS PROSPECTUS AND THE SERIES FUND PROSPECTUS CAREFULLY BEFORE INVESTING AND KEEP THEM FOR FUTURE REFERENCE. THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MFS REGATTA ANNUITY AND THE SERIES FUND.


      We have filed a Statement of Additional Information dated May 1, 2000 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page XX of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.


THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ANY REFERENCE IN THIS PROSPECTUS TO RECEIPT BY US MEANS RECEIPT AT THE FOLLOWING
ADDRESS:


     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
     C/O RETIREMENT PRODUCTS AND SERVICES
     P.O. BOX 1024
     BOSTON, MASSACHUSETTS 02103

                               TABLE OF CONTENTS


                                                                PAGE
Special Terms                                                        4
Expense Summary                                                      4
Summary of Contract Expenses                                         4
Series Fund Annual Expenses                                          5
Examples                                                             5
Condensed Financial Information                                      6
The MFS Regatta Annuity                                              6
Communicating To Us About Your Contract                              6
Sun Life Assurance Company of Canada (U.S.)                          7
The Variable Account                                                 7
Variable Account Options: The MFS/Sun Life Series Trust              7
The Fixed Account                                                    8
The Fixed Account Options: The Guarantee Periods                     9
The Accumulation Phase                                               9
    Issuing Your Contract                                            9
    Amount and Frequency of Purchase Payments                       10
    Allocation of Net Purchase Payments                             10
    Your Account                                                    10
    Your Account Value                                              10
    Variable Account Value                                          10
    Fixed Account Value                                             11
    Transfer Privilege                                              11
Withdrawals, Withdrawal Charge and Market Value Adjustment          12
    Cash Withdrawals                                                12
    Withdrawal Charge                                               14
    Market Value Adjustment                                         14
Contract Charges                                                    15
    Account Fee                                                     15
    Administrative Expense Charge                                   15
    Mortality and Expense Risk Charge                               15
    Premium Taxes                                                   16
    Series Fund Expenses                                            16
    Modification in the Case of Group Contracts                     16
Death Benefit                                                       16
    Amount of Death Benefit                                         16
    Method of Paying Death Benefit                                  17
    Selection and Change of Beneficiary                             17
    Payment of Death Benefit                                        17
    Due Proof of Death                                              17
The Income Phase -- Annuity Provisions                              17
    Selection of the Annuitant or Co-Annuitant                      18
    Selection of the Annuity Commencement Date                      18
    Annuity Options                                                 18
    Selection of Annuity Option                                     19
    Amount of Annuity Payments                                      20
    Exchange of Variable Annuity Units                              21
    Account Fee                                                     21
    Annuity Payment Rates                                           21
    Annuity Options as Method of Payment for Death Benefit          21
Other Contract Provisions                                           21
    Exercise of Contract Rights                                     21
    Change of Ownership                                             21
    Death of Participant                                            22
    Voting of Series Fund Shares                                    23
    Periodic Reports                                                23
    Substitution of Securities                                      24

    Change in Operation of Variable Account                         24
    Splitting Units                                                 24
    Modification                                                    24
    Discontinuance of New Participants                              25
    Reservation of Rights                                           25
    Right to Return                                                 25
Tax Considerations                                                  25
    U.S. Federal Tax Considerations                                 25
        DEDUCTIBILITY OF PURCHASE PAYMENTS                          26
        PRE-DISTRIBUTION TAXATION OF CONTRACTS                      26
        DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED
        CONTRACTS                                                   26
        DISTRIBUTION AND WITHDRAWALS FROM QUALIFIED
        CONTRACTS                                                   26
        WITHHOLDING                                                 27
        INVESTMENT DIVERSIFICATION AND CONTROL                      27
        TAX TREATMENT OF THE COMPANY AND THE VARIABLE
        ACCOUNT                                                     27
        QUALIFIED RETIREMENT PLANS                                  27
        PENSION AND PROFIT-SHARING PLANS                            28
        TAX-SHELTERED ANNUITIES                                     28
        INDIVIDUAL RETIREMENT ACCOUNTS                              28
        ROTH IRAS                                                   28
    Puerto Rico Tax Considerations                                  29
Administration of the Contracts                                     29
Distribution of the Contracts                                       29
Performance Information                                             30
Available Information                                               31
Incorporation of Certain Documents by Reference                     31
Additional Information About the Company                            31
    General                                                         31
    Selected Financial Data                                         32
    Management's Discussion and Analysis of Financial
     Condition and Results of Operations                            33
    Cautionary Statement                                            33
    Results of Operations                                           33
    Capital Markets Risk Management                                 40
    Capital Resources                                               40
        CAPITAL ADEQUACY                                            40
        LIQUIDITY                                                   40
    Other Matters                                                   40
        DEMUTUALIZATION                                             40
        SALE OF SUBSIDIARIES                                        41
    Quantitative and Qualitative Disclosures About Market
     Risk                                                           41
        GENERAL                                                     41
        TYPES OF MARKET RISKS                                       41
        INTEREST RATE RISK MANAGEMENT                               41
    Reinsurance                                                     43
    Reserves                                                        43
    Investments                                                     43
    Competition                                                     44
    Employees                                                       44
    Properties                                                      44
    State Regulation                                                44
Legal Proceedings                                                   45
Accountants                                                         45
Financial Statements                                                45
Table of Contents of Statement of Additional Information            70
Appendix A -- Glossary                                              72
Appendix B -- Condensed Financial Information-- Accumulation
 Unit Values                                                        75
Appendix C -- Withdrawals, Withdrawal Charges and the Market
 Value Adjustment                                                   76

                                 SPECIAL TERMS

      Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

                                EXPENSE SUMMARY

      The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract WHEN YOU ALLOCATE MONEY TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of each Series of the Series Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Series Fund prospectus. In addition to the expenses listed below, we may deduct premium taxes.

                          SUMMARY OF CONTRACT EXPENSES


TRANSACTION EXPENSES
Sales Load Imposed on Purchase Payments.....................   $  0
Deferred Sales Load (as a percentage of Purchase Payment
  withdrawn) (1)
  Number of Account Years
    1.......................................................      6%
    2.......................................................      6%
    3.......................................................      5%
    4.......................................................      5%
    5.......................................................      4%
    6.......................................................      4%
    7.......................................................      3%
    8 or more...............................................      0%
Transfer Fee (2)............................................   $ 15
ANNUAL ACCOUNT FEE per Contract (3)                            $ 30
VARIABLE ACCOUNT ANNUAL EXPENSES (as a percentage of average
  Variable Account assets)
  Mortality and Expense Risk Charge.........................   1.25%
  Administrative Expense Charge (4).........................   0.15%
  Other Fees and Expenses of the Variable Account...........   0.00%
                                                              -----
Total Variable Account Annual Expenses......................   1.40%


------------------------

(1) A portion of your Account may be withdrawn each year without imposition of any withdrawal charge, and after 7 Account Years there will be no withdrawal charge.


(2) No transfer fee is currently being assessed; however a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.



(3) The annual Account Fee is $30.


(4) This charge is imposed only during the first seven Account Years.

                        SERIES FUND ANNUAL EXPENSES (1)
                  (AS A PERCENTAGE OF SERIES FUND NET ASSETS)


                                                             MANAGEMENT    OTHER     TOTAL FUND
                                                                FEES      EXPENSES    EXPENSES
                                                             ----------   --------   ----------
Capital Appreciation Series................................    0.71%       0.05%        0.76%
Global Governments Series..................................    0.75%       0.15%        0.90%
Government Securities Series...............................    0.55%       0.06%        0.61%
High Yield Series..........................................    0.75%       0.08%        0.83%
Managed Sectors Series.....................................    0.73%       0.06%        0.79%
Money Market Series........................................    0.50%       0.07%        0.57%
Total Return Series........................................    0.65%       0.06%        0.71%


------------------------

(1) The information relating to Series Fund expenses was provided by the Series Fund and we have not independently verified it. You should consult the Series Fund prospectus for more information about Series Fund expenses


(2) Each Series has an expense offset arrangement which reduces the Series' custodian fee based upon the amount of cash maintained by the Series with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangements (which would also have the effect of reducing the Series' expenses). Any such fee reductions are not reflected in the table. Had these fees been taken into account, "Total Fund Expenses" would be 0.75% for the Capital Appreciation Series, and 0.82% for the High Yield Series.


                                    EXAMPLES

      If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return:


                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
Capital Appreciation Series.................................    $79        $120       $163       $260
Global Governments Series...................................    $80        $124       $170       $274
Government Securities Series................................    $77        $116       $156       $244
High Yield Series...........................................    $79        $121       $165       $265
Managed Sectors Series......................................    $79        $121       $164       $263
Money Market Series.........................................    $77        $114       $164       $240
Total Return Series.........................................    $78        $116       $159       $253


      If you do NOT surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return:


                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
Capital Appreciation Series.................................    $23        $71        $121       $260
Global Governments Series...................................    $24        $75        $128       $274
Government Securities Series................................    $21        $66        $113       $244
High Yield Series...........................................    $23        $72        $124       $265
Managed Sectors Series......................................    $23        $72        $123       $263
Money Market Series.........................................    $21        $65        $111       $240
Total Return Series.........................................    $22        $69        $117       $253


      THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN.

                        CONDENSED FINANCIAL INFORMATION

      Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix B.

                            THE MFS REGATTA ANNUITY

      Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the MFS Regatta Annuity on a group basis for use in connection with retirement plans. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract. Each individual receives a Certificate that evidences his or her participation under the Group Contract.

      In this Prospectus, unless we state otherwise, we refer to participating individuals under Group Contracts as "Participants" and we address Participants as "you"; we use the term "Contracts" to include Group Contracts and Certificates issued under Group Contracts. For the purpose of determining benefits under Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

      The Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which your Purchase Payment is allocated to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make payments based on the amount you have accumulated. The Contract provides tax deferral, so that you do not pay taxes on your earnings under the Contract until you withdraw them. It provides a death benefit if you die during the Accumulation Phase. Finally, if you so elect, during the Income Phase we will make payments to you or someone else for life or for another period that you choose.

      You choose these benefits on a variable or fixed basis or a combination of both. When you choose variable investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these options, you assume all investment risk under the Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate, which is 4% per year, compounded annually.

      The Contracts are designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contracts are also designed so that they may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all others as "Non-Qualified Contracts."

                    COMMUNICATING TO US ABOUT YOUR CONTRACT


      All materials sent to us, including your Purchase Payment, must be sent to us at our Annuity Mailing Address as set forth on the first page of this Prospectus. Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at the Annuity Mailing Address. However, we will consider your Purchase Payment, withdrawal requests and transfer instructions to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.



      For all telephone communications, you must call (800) 752-7215.



      When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

      We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 48 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.


      We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.


                              THE VARIABLE ACCOUNT

      We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

      The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Series of the MFS/Sun Life Series Trust (the "Series Fund"). All amounts allocated to the Variable Account will be used to purchase Series Fund shares as designated by you at their net asset value. Any and all distributions made by the Series Fund with respect to the shares held by the Variable Account will be reinvested to purchase additional shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes will, in effect, be made by redeeming the number of Series Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Series Fund shares at all times.

                           VARIABLE ACCOUNT OPTIONS:
                         THE MFS/SUN LIFE SERIES TRUST

      The MFS/Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund.


      The Series Fund is composed of 27 independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in 27 Series, each corresponding to one of the portfolios. The Contracts provide for investment by the Sub-Accounts in shares of the 7 Series of the Series Fund described below. Additional portfolios may be added to the Series Fund which may or may not be available for investment by the Variable Account.


     CAPITAL APPRECIATION SERIES will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.


     GLOBAL GOVERNMENTS SERIES will seek to provide moderate current income, preservation of capital and growth of capital by investing in debt obligations that are issued or guaranteed as to principal and interest by either (i) the U.S. Government, its agencies, authorities, or instrumentalities, or (ii) the governments of foreign countries (to the extent that the Series' adviser believes that the higher yields available from foreign government securities are sufficient to justify the risks of investing in these securities).


     GOVERNMENT SECURITIES SERIES will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.

     HIGH YIELD SERIES will seek high current income and capital appreciation by investing primarily in certain lower rated or unrated securities (possibly with equity features) of U.S. and foreign issuers (also known as "junk bonds").

     MANAGED SECTORS SERIES will seek capital appreciation by varying the weighting of its portfolio of common stocks among 13 sectors.

     MONEY MARKET SERIES will seek maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments maturing in less than 13 months.

     TOTAL RETURN SERIES will seek primarily to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.

      The Series Fund pays fees to MFS for its services pursuant to investment advisory agreements. MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements (including supervision of the sub-advisers noted below) is solely that of MFS. We undertake no obligation in this regard.

      MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Series, and which may be managed by a Series' portfolio manager(s). While a Series may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Series and these similar products, including differences in sales charges, expense ratios and cash flows.

      The Series Fund also offers its shares to other separate accounts established by the Company and our New York subsidiary in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Series which is involved in the conflict or substitution of shares of other Series or other mutual funds.

      MORE COMPREHENSIVE INFORMATION ABOUT THE SERIES FUND AND THE MANAGEMENT, INVESTMENT OBJECTIVES, POLICIES, RESTRICTIONS, EXPENSES AND POTENTIAL RISKS OF EACH SERIES MAY BE FOUND IN THE ACCOMPANYING CURRENT PROSPECTUS OF THE
SERIES FUND. YOU SHOULD READ THE SERIES FUND PROSPECTUS CAREFULLY BEFORE INVESTING. THE SERIES FUND'S STATEMENT OF ADDITIONAL INFORMATION IS AVAILABLE BY CALLING 1-800-752-7215.

                               THE FIXED ACCOUNT

      The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the

Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

      We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e. rated by a nationally recognized rating service within the four highest grades) or instruments we believe are of comparable quality. We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

                           THE FIXED ACCOUNT OPTIONS:
                             THE GUARANTEE PERIODS

      You may elect one or more Guarantee Period(s) from those we make available from time to time. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than 4% per year, compounded annually. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.


      We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest with amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.



      Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge, and Market Value Adjustment."


                             THE ACCUMULATION PHASE

      During the Accumulation Phase of your Contract, your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or die before the Annuity Commencement Date.

ISSUING YOUR CONTRACT

      When you purchase a Contract, a completed Application and the Purchase Payment are sent to us for acceptance. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant when we accept your Application.


      We will credit your Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

AMOUNT AND FREQUENCY OF PURCHASE PAYMENTS

      The amount of your Purchase Payment may vary; however, we will not accept a Purchase Payment of less than $5,000, unless we waive this limit. In addition, we will not accept a Purchase Payment over $1 million, unless we have approved the Payment in advance.

ALLOCATION OF NET PURCHASE PAYMENTS

      You may allocate your Purchase Payment among the different Sub-Accounts and Guarantee Periods we offer.

      In your Application, you may specify the percentage of the Purchase Payment to be allocated to each Sub-Account or Guarantee Period.


      Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payment. See "Contract Charges -- Premium Taxes." In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.


YOUR ACCOUNT

      When we accept your Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

YOUR ACCOUNT VALUE


      Your Account Value is the sum of the value of the 2 components of your
Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below.


VARIABLE ACCOUNT VALUE

      VARIABLE ACCUMULATION UNITS

      In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

      VARIABLE ACCUMULATION UNIT VALUE

      The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading (a "Business Day"), at the close of trading, which is currently 4:00 p.m., Eastern Time. The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

      To measure these values, we use a factor -- which we call the Net Investment Factor-- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing
(1) the net asset value of a Series share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Series during the Valuation Period, by (2) the net asset value per share of the Series share at the end of the previous Valuation Period; we then deduct a factor representing the mortality and expense risk charge and administrative expense charge. See "Contract Charges."

      For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

      CREDITING AND CANCELING VARIABLE ACCUMULATION UNITS

      When we receive an allocation to a Sub-Account, either from the Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

FIXED ACCOUNT VALUE

      Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from a Net Purchase Payment, transfer or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

      CREDITING INTEREST

      We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. The Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

      GUARANTEE AMOUNTS

      Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment.

      RENEWALS

      We will notify you in writing between 45 and 75 days before the Expiration Date for any Guarantee Amount. A new Guarantee Period of the same duration will begin automatically for that Guarantee Amount on the first day following the Expiration Date, unless before the Expiration Date we receive (1) written notice from you electing a different Guarantee Period from among those we then offer or
(2) instructions to transfer all or some of the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract. Each new allocation to a Guarantee Period must be at least $1,000.

      EARLY WITHDRAWALS

      If you withdraw, transfer, or annuitize an allocation to a Guarantee Period before the Expiration Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

TRANSFER PRIVILEGE

      PERMITTED TRANSFERS

      During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:


      -  You may not make more than 12 transfers in any Account Year;



      - The amount transferred from a Sub-Account must be at least $1,000 unless you are transferring your entire balance in that Sub-Account;

      -  Your Account Value remaining in a Sub-Account must be at least $100;



      - The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;



      - At least 30 days must elapse between transfers to or from Guarantee Periods;



      - Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Series Fund; and



      - We impose additional restrictions on market timers, which are further described below.


      Transfers out of a Guarantee Period more than 30 days before expiration of the period will be subject to the Market Value Adjustment described below. Under current law there is no tax liability for transfers.

      REQUESTS FOR TRANSFERS

      You may request transfers in writing or by telephone. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

      If we receive your transfer request before 4:00 p.m. Eastern Time on a Business Day, it will be effective that day. Otherwise, it will be effective the next Business Day.

      MARKET TIMERS

      The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed preauthorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.

      In addition, the Series Fund has reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in MFS' judgment, a Series would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Series and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.

           WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

CASH WITHDRAWALS

      REQUESTING A WITHDRAWAL


      At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to withdraw.

      All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge" below) and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment" below). Upon request we will notify you of the amount we would pay in the event of a full or partial withdrawal. Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.


      FULL WITHDRAWALS

      If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

      A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

      PARTIAL WITHDRAWALS

      If you request a partial withdrawal we will pay you the actual amount specified in your request and then reduce the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

      You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your allocations at the end of the Valuation Period during which we receive your request.

      If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

      TIME OF PAYMENT

      We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

      - when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;


      - when it is not reasonably practical to dispose of securities held by the Series Fund or to determine the value of the net assets of the Series Fund, because an emergency exists; and


      - when an SEC order permits us to defer payment for the protection of Participants.

      We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

      WITHDRAWAL RESTRICTIONS FOR QUALIFIED PLANS

      If your Contract is a Qualified Contract, you should carefully check the terms of the plan for limitations and restrictions on cash withdrawals.


      Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."

WITHDRAWAL CHARGE

      We do not deduct any sales charge from your Purchase Payment when it is made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") during the first 7 Contract Years on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

      FREE WITHDRAWAL AMOUNT

      During the first 7 Account Years, you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to 10% of your Purchase Payment. Any portion of the free withdrawal amount that you do not use in an Account Year is non-cumulative.

      APPLICATION OF WITHDRAWAL CHARGE

      If you withdraw more than the free withdrawal amount during the first 7 Account Years, the following withdrawal charge percentage will be applied based on the Account Year of your withdrawal:

ACCOUNT YEAR   WITHDRAWAL CHARGE
------------   -----------------
 1                     6%
 2                     6%
 3                     5%
 4                     5%
 5                     4%
 6                     4%
 7                     3%
 8 or more             0%

      In no event shall the aggregate withdrawal charges together with any other Contract Charges exceed 9% of your Purchase Payment.

      TYPES OF WITHDRAWALS NOT SUBJECT TO WITHDRAWAL CHARGE

      We do not impose a withdrawal charge after the seventh Account Year.

      We do not impose a withdrawal charge on withdrawals from the Accounts of
(a) our employees, (b) employees of our affiliates, or (c) licensed insurance agents who sell the Contracts.

      We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

MARKET VALUE ADJUSTMENT

      We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply.

      We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation.

      A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. If your Guaranteed Interest Rate is more than 0.50% higher than the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period, the Market Value Adjustment will increase your Account Value. Otherwise, the Market Value Adjustment will decrease your Account Value.

      We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

                     N/12
    1 + I
  ( ----------   )             -1
    1 + J + .005

where:

      I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

      J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years; and

      N is the number of complete months remaining in your Guarantee Period.

      We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

      For examples of how we calculate the Market Value Adjustment, see Appendix C.

                                CONTRACT CHARGES

ACCOUNT FEE


      Each year during the Accumulation Phase of your Contract we will deduct from your Account an Account Fee to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary, which is the anniversary of the first day of the month after we issue your Contract. The Account Fee is $30. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Amount, based on the allocation of your Account Value on your Account Anniversary.


      If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

      After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year.

ADMINISTRATIVE EXPENSE CHARGE

      We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. No deduction is made after the seventh Account Anniversary. This charge is designed to reimburse expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the Account Fee.

MORTALITY AND EXPENSE RISK CHARGE

      We deduct a mortality and expense charge from the assets of the Variable Account at an effective annual rate equal to 1.25% during both the Accumulation Phase and the Income Phase. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The expense risk we assume is the risk that the Account Fee and administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

PREMIUM TAXES

      Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payment you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

      In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make the Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

SERIES FUND EXPENSES


      There are fees and charges deducted from each Series of the Series Fund. These fees and expenses are described in the Series Fund's prospectus and Statement of Additional Information.


MODIFICATION IN THE CASE OF GROUP CONTRACTS

      For Group Contracts, we may modify the Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

                                 DEATH BENEFIT

      If the Annuitant dies during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected -- a single cash payment or one of our Annuity Options. (If you have named more than one Annuitant, the death benefit will be payable after the death of the last surviving of the Annuitants.) If the Beneficiary is not living on the date of death, we will pay the death benefit in one sum to you or to your estate if you are the Annuitant. We do not pay a death benefit if the Annuitant dies during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect.

AMOUNT OF DEATH BENEFIT

      To calculate the amount of your death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the Annuitant's death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the Annuitant's death and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period.

      The amount of the death benefit is determined as of the Death Benefit
Date.

      If the Annuitant was age 85 or younger on your Contract Date (the date we accepted your Purchase Payment), the death benefit will be the greatest of the following amounts:

      1. Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

      2. The amount we would pay if you had surrendered your entire Account on the Death Benefit Date;

      3. Your Account Value on the Seven-Year Anniversary immediately before the Death Benefit Date, adjusted for partial withdrawals and charges made between the Seven-Year Anniversary and the Death Benefit Date; and

      4.  Your Purchase Payment less any partial withdrawals.

METHOD OF PAYING DEATH BENEFIT

      The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination) under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "Income Phase -- Annuity Provisions."

      During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of the Annuitant's death, the Beneficiary may elect either a single cash payment or an annuity. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

      If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant under the terms of that Annuity Option.

      In all cases, no Participant or Beneficiary shall be entitled to exercise any rights that would adversely affect the treatment of the Contract as an annuity contract under the Internal Revenue Code (see "Other Contractual Provisions -- Death of Participant").

SELECTION AND CHANGE OF BENEFICIARY

      You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

PAYMENT OF DEATH BENEFIT

      Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

DUE PROOF OF DEATH


      We accept any of the following as proof of any person's death:


      -  an original certified copy of an official death certificate;

      - an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

      -  any other proof we find satisfactory.

                     THE INCOME PHASE -- ANNUITY PROVISIONS


      During the Income Phase, we make regular monthly annuity payments to your Annuitant.


      The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option or Options you have selected, and we make the first payment.

      Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."


SELECTION OF THE ANNUITANT OR CO-ANNUITANT

      You select the Annuitant in your Application. The Annuitant is the person who receives payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee."

      Under a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

      When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Annuitant.

SELECTION OF THE ANNUITY COMMENCEMENT DATE

      You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:


      - The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.


      - The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 85th birthday or, if there is a Co-Annuitant, the 85th birthday of the younger of the Annuitant and Co-Annuitant.

      -  The Annuity Commencement Date must always be the first day of a month.

      You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:

      - We must receive your notice at least 30 days before the current Annuity Commencement Date.

      - The new Annuity Commencement Date must be at least 30 days after we receive the notice.

      There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. For example, in most situations, current law requires that for a Qualified Contract certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

ANNUITY OPTIONS


      We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for either a Variable Annuity, a Fixed Annuity, or a combination of both, except that Annuity Option E is available only for a Fixed Annuity. We may also agree to other settlement options, at our discretion.

      ANNUITY OPTION A -- LIFE ANNUITY

      We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

      ANNUITY OPTION B -- LIFE ANNUITY WITH 60, 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN

      We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate of 4%; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

      ANNUITY OPTION C -- JOINT AND SURVIVOR ANNUITY


      We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.



      ANNUITY OPTION D -- MONTHLY PAYMENTS FOR A SPECIFIED PERIOD CERTAIN



      We make monthly payments for a specified period of time, as you elect. If payments under this option are paid on a Variable Annuity basis, the Annuitant may elect to receive in one sum the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for a Variable Annuity will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.



      ANNUITY OPTION E -- FIXED PAYMENTS



      We hold the portion of your Adjusted Account Value selected for this option at interest, and make fixed payments in such amounts and at such times as you and we may agree. We continue making payments until the amount we hold is exhausted. The final payment will be for the remaining balance and may be less than the previous installments. We will credit interest yearly on the amount remaining unpaid at a rate we determine from time to time, but never less than 4% per year (or a higher rate if specified in your Contract) compounded annually. We may change the rate at any time, but will not reduce it more frequently than once each calendar year. The election of this Annuity Option may result in the imposition of a penalty tax.


SELECTION OF ANNUITY OPTION

      You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

      You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

      There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

      REMEMBER THAT THE ANNUITY OPTIONS MAY NOT BE CHANGED ONCE ANNUITY PAYMENTS BEGIN.

AMOUNT OF ANNUITY PAYMENTS

      ADJUSTED ACCOUNT VALUE

      The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

      - We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed;

      - If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change; and

      - We deduct any applicable premium tax or similar tax if not previously deducted.

      VARIABLE ANNUITY PAYMENTS

      Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 4% per year, compounded annually. See "Annuity Payment Rates."

      To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

      If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 4%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

      Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

      FIXED ANNUITY PAYMENTS

      Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either
(1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 4% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

      MINIMUM PAYMENTS

      If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

EXCHANGE OF VARIABLE ANNUITY UNITS


      During the Income Phase, the Annuitant may exchange Annuity Units from one Sub-Account to another, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.


      We permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

ACCOUNT FEE


      During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment.


ANNUITY PAYMENT RATES

      The Contract contains Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 4% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 4% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (See "Other Contract Provisions -- Modification").

      The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contract also describes the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Options A, B and C is the 1983 Individual Annuitant Mortality Table.

ANNUITY OPTIONS AS METHOD OF PAYMENT FOR DEATH BENEFIT

      You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

                           OTHER CONTRACT PROVISIONS

EXERCISE OF CONTRACT RIGHTS

      A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Participant before the Annuity Commencement Date, except as the Contract otherwise provides.

      The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

CHANGE OF OWNERSHIP

      Ownership of a Qualified Contract may not be transferred except to:
(1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code;
(3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.


      The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of the Annuitant and prior to the Annuity Commencement Date, and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.


DEATH OF PARTICIPANT

      If your Contract is a Non-Qualified Contract and you die prior to the Annuitant and before the Annuity Commencement Date, special distribution rules apply. In that case, your Account Value, plus or minus any Market Value Adjustment, must be distributed to your "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the designated beneficiary, with payments beginning no later than one year after your death.

      The person you have named a Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living, the Annuitant automatically becomes the designated beneficiary.

      If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. If you were the Annuitant as well as the Participant, your surviving spouse (if the designated beneficiary) may elect to be named as both Participant and Annuitant and continue the Contract; in that case, we will not pay a death benefit and the Account Value will not be increased to reflect the death benefit calculation. In all other cases where you are the Annuitant, the death benefit provisions of the Contract control, subject to the condition that any annuity option elected complies with the special distribution requirements described above.

      If your spouse elects to continue the Contract (either in the case where you are the Annuitant or in the case where you are not the Annuitant), your spouse must give us written notification within 60 days after we receive Due Proof of Death, and the special distribution rules described above will apply on the death of your spouse.

      If you are the Annuitant and you die during the Income Phase, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

      If the Participant is not a natural person, these distribution rules apply on a change in, or the death of, any Annuitant or Co-Annuitant.

      Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.


      If your Contract is a Qualified Contract, any distributions upon your death will be subject to the laws and regulations governing the particular retirement or deferred compensation plan in connection with which the Qualified Contract was issued.

VOTING OF SERIES FUND SHARES

      We will vote Series Fund shares held by the Sub-Accounts at meetings of shareholders of the Series Fund or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Series Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

      Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Series Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Series Fund shares for which instructions may be given.

      Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Series Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

      All Series Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Series Fund. We will determine the number of Series Fund shares as to which each such person is entitled to give instructions as of the record date set by the Series Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Series Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Series Fund share as of the same date. On or after the Annuity Commencement Date, the number of Series Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Series Fund share as of the same date. After the Annuity Commencement Date, the number of Series Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

PERIODIC REPORTS

      During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

      In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Series Fund as may be required by the Investment Company Act of

1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

      Upon request, we will provide you with information regarding fixed and variable accumulation values.

SUBSTITUTION OF SECURITIES


      Shares of any or all Series of the Series Fund may not always be available for investment under the Contract. We may add or delete Series or other investment companies as variable investment options under the Contracts. We may also substitute shares of another Series or shares of another registered open-end investment company or unit investment trust for the shares held in any Sub-Account, provided that the substitution has been approved , if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.


CHANGE IN OPERATION OF VARIABLE ACCOUNT

      At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Series Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

SPLITTING UNITS

      We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

MODIFICATION

      Upon notice to the Owner and Participant(s) (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

      In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fees, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

DISCONTINUANCE OF NEW PARTICIPANTS

      We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

RESERVATION OF RIGHTS

      We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Series, sub-series thereof or other investment companies and corresponding sub-accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

RIGHT TO RETURN


      If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address on the cover of this Prospectus within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value at the end of the Valuation Period during which we received it. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.


      If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.


                               TAX CONSIDERATIONS



      This section describes general federal income tax consequences based upon our understanding of current federal tax laws. Actual federal tax consequences may vary depending on, among other things, the type of retirement plan with which you use a Contract and where your Contract was issued. Also, legislation affecting the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that you purchased before the date of enactment. We do not make any guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.



U.S. FEDERAL TAX CONSIDERATIONS



      The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

DEDUCTIBILITY OF PURCHASE PAYMENTS

      For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible.

PRE-DISTRIBUTION TAXATION OF CONTRACTS

      Generally, an increase in the value of a Contract will not give rise to tax prior to distribution.

      However, corporate (or other non-natural person) Owners of, and Participants under, a Non-Qualified Contract incur current tax, regardless of distribution, on Contract value increases. Such current taxation does not apply, though, to (i) immediate annuities, which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase, or (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

      The Internal Revenue Service could assert that Owners or Participants under both Qualified Contracts and Non-Qualified Contracts annually receive a taxable deemed distribution equal to the cost of any life insurance benefit under the Contract.

      You should note that qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity.

DISTRIBUTIONS AND WITHDRAWALS FROM NON-QUALIFIED CONTRACTS

      The Account Value will include an amount attributable to Purchase Payments, the return of which is not taxable, and an amount attributable to investment earnings, the return of which is taxable at ordinary income rates. The relative portions of a distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the timing of the distribution.

      If you withdraw less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, you must treat the withdrawal first as a return of investment earnings. You may treat only withdrawals in excess of the amount of the Account Value attributable to investment earnings as a return of Purchase Payments. Account Value amounts assigned or pledged as collateral for a loan will be treated as if withdrawn from the Contract.

      If a Payee receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, however, the Payee treats a portion of each payment as a nontaxable return of Purchase Payments. In general, the nontaxable portion of such a payment bears the same ratio to the total payment as the Purchase Payments bear to the Payee's expected return under the Contract. The remainder of the payment constitutes a taxable return of investment earnings. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, all future distributions constitute fully taxable ordinary income. If the Annuitant dies before the Payee recovers the full amount of Purchase Payments, the Payee may deduct an amount equal to unrecovered Purchase Payments.

      Upon the transfer of a Non-Qualified Contract by gift (other than to the Participant's spouse), the Participant must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      A penalty tax of 10% may apply to taxable cash withdrawals and lump-sum payments from Non-Qualified Contracts. This penalty will not apply in certain circumstances, such as distributions pursuant to the death of the Participant or distributions under an immediate annuity (as defined above), or after age
59 1/2.

DISTRIBUTIONS AND WITHDRAWALS FROM QUALIFIED CONTRACTS

      Generally, distributions from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will, except in certain circumstances, apply to distributions prior to age 59 1/2.

      Distributions from a Qualified Contract are not subject to current taxation or a 10% penalty, however, if:

      - the distribution is not a hardship distribution or part of a series of payments for life or for a specified period of 10 years or more (an "eligible rollover distribution"), and

      - the Participant or Payee rolls over the distribution (with or without actually receiving the distribution) into a qualified retirement plan eligible to receive the rollover.

      Only you or your spouse may elect to rollover a distribution to an eligible retirement plan.

WITHHOLDING


      In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from
(i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.


INVESTMENT DIVERSIFICATION AND CONTROL


      The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. Contracts that do not meet the guidelines are subject to current taxation on annual increases in value. We believe that each Series of the Series Fund complies with these regulations. The preamble to the regulations states that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if in fact promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assume that such modifications would satisfy any retroactive guidelines.


TAX TREATMENT OF THE COMPANY AND THE VARIABLE ACCOUNT

      As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. We will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

QUALIFIED RETIREMENT PLANS


      You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.


PENSION AND PROFIT-SHARING PLANS

      Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

TAX-SHELTERED ANNUITIES

      Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

      If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, and (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989. It is permissible, however, to withdraw post-1988 salary reduction contributions in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

      Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

INDIVIDUAL RETIREMENT ACCOUNTS

      Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

ROTH IRAS

      Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA, the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. If and when we make Contracts available for use with Roth IRAs, we will provide any necessary information.


PUERTO RICO TAX CONSIDERATIONS



      Puerto Rico tax laws with respect to qualified retirement plans described in this Prospectus vary significantly from those discussed above under "U.S. Federal Tax Considerations." Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "U.S. Federal Tax Considerations" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.



      The following discussion applies if your Contract is issued in Puerto
Rico:



      Under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"), the Contract offered by this Prospectus is considered an annuity contract. The 1994 Code provides that no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.



      If any annuity distributions are made under an annuity contract, the annuitant or other payee will be required to include as gross income the portion of each payment equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income. After an amount equal to the aggregate amount excluded from gross income has been received, all of the annuity payments are considered to be taxable income.



      In the event payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent of the Annuitant's aggregate premiums or other consideration paid.



      For further information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.


                        ADMINISTRATION OF THE CONTRACTS

      We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

                         DISTRIBUTION OF THE CONTRACTS

      We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in those states where the Contracts may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

      Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 6.86% of Purchase Payments. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation as allowed by law. In some instances, such other incentives may be offered only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Commissions will not be paid with respect to Accounts established for the personal account of employees of the Company or any of its affiliates, or of persons engaged in the distribution of the Contracts, or of immediate family members of such employees or persons. During 1997, 1998 and 1999, nothing was paid to and retained by Clarendon in connection with the distribution of the Contracts.


                            PERFORMANCE INFORMATION

      From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." The Government Securities
Series Sub-Account and the High Yield Series Sub-Account may also advertise "yield." The Money Market Series Sub-Account may advertise "yield" and "effective yield."

      Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Series in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Series. Non-standardized Average Annual Return covers the life of each Series, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

      Average Annual Total Return figures assume an initial purchase payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although they reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

      The performance figures used by the Variable Account are based on the actual historical performance of the Series Fund for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding series.


      Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Series Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.


      The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

      The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Duff and Phelps. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Duff and Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

      We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

                             AVAILABLE INFORMATION

      The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

      In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: WASHINGTON, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; CHICAGO, ILLINOIS -- 500 West Madison Street, Chicago, IL 60661; NEW YORK, NEW YORK -- 7 World Trade Center, 13th Floor, New York, NY 10048. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC is incorporated by reference in this Prospectus. Any statement contained in a document we incorporate by reference is deemed modified or superceded to the extent that a later filed document, including this Prospectus, shall modify or supercede that statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Prospectus.



      The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.



                    ADDITIONAL INFORMATION ABOUT THE COMPANY



GENERAL



      The Company is engaged in the sale of individual variable life insurance and individual and group fixed and variable annuities. These contracts are sold in both the tax-qualified and non-tax-qualified markets. These products are distributed through individual insurance agents, insurance brokers and broker-dealers.

      The following table sets forth premiums and deposits by major product categories for each of the last 3 years. See the Notes to the Statutory Financial Statements of the Company included in this Prospectus for industry segment information.



                                              1999         1998         1997
                                           ----------   ----------   ----------
                                                      (IN THOUSANDS)
Protection                                 $   16,509   $  155,907   $  204,671
Wealth Management                          $2,651,247   $2,194,895   $2,204,693
                                           ----------   ----------   ----------
                                           $2,667,756   $2,350,802   $2,409,364
                                           ==========   ==========   ==========



SELECTED FINANCIAL DATA



      The following selected financial data for the Company should be read in conjunction with the Statutory Financial Statements and the Notes thereto
included in this Prospectus beginning on page   .



                                                 FOR THE YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------------------
                                   1999          1998          1997          1996          1995
                                -----------   -----------   -----------   -----------   -----------
                                                          (IN THOUSANDS)
Revenues
  Premiums, annuity deposits
    and other revenue           $ 2,869,250   $ 2,581,463   $ 2,623,629   $ 2,215,322   $ 1,883,901
  Net investment income and
    realized gains                  190,844       187,208       298,121       310,172       315,966
                                -----------   -----------   -----------   -----------   -----------
                                  3,060,094     2,768,671     2,921,750     2,525,494     2,199,867
                                -----------   -----------   -----------   -----------   -----------
Benefits and expenses
  Policyholder benefits           2,706,121     2,416,950     2,579,104     2,232,528     1,995,208
  Other expenses                    239,136       214,607       206,065       175,342       150,937
                                -----------   -----------   -----------   -----------   -----------
                                  2,945,257     2,631,557     2,785,169     2,407,870     2,146,145
                                -----------   -----------   -----------   -----------   -----------
Operating gain                      114,837       137,114       136,581       117,624        53,722
Federal income tax expense
  (benefit)                          24,479        11,713         7,339        (5,400)       17,807
                                -----------   -----------   -----------   -----------   -----------
Net income                      $    90,358   $   125,401   $   129,242   $   123,024   $    35,915
                                ===========   ===========   ===========   ===========   ===========
Assets                          $19,948,155   $16,902,621   $15,925,357   $13,621,952   $12,359,683
                                ===========   ===========   ===========   ===========   ===========
Surplus notes                   $   565,000   $   565,000   $   565,000   $   315,000   $   650,000
                                ===========   ===========   ===========   ===========   ===========



See "Reinsurance," below, for the effect of the reinsurance agreements on 1999 net income.



See Note 1 to the Statutory Financial Statements for changes in accounting principles and reporting.



See discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



CAUTIONARY STATEMENT



      This Prospectus includes forward-looking statements by the Company under the Private Securities Litigation Reform Act of 1995. These statements are not matters of historical fact; they relate to such topics as future product sales, volume growth, market share, market risk and financial goals. It is important to understand that these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those that the statements anticipate. These risks and uncertainties may concern, among other things:



    - Heightened competition, particularly in terms of price, product features, and distribution capability, which could constrain the Company's growth and profitability.



    - Changes in interest rates and market conditions.



    - Regulatory and legislative developments.



    - Developments in consumer preferences and behavior patterns.



RESULTS OF OPERATIONS



     1999 COMPARED TO 1998:



     NET INCOME



      Net income decreased by $35.0 million to $90.4 million in 1999, reflecting a decrease of $54.7 million in income from operations and an increase of $19.7 million in net realized capital gains. (In the following discussion, "income from operations" refers to the statutory statements of operations line item, "net gain from operations after dividends to policyholders and federal income tax and before realized capital gains.")



      Income from operations decreased from $125.0 million in 1998 to $70.3 million in 1999, mainly as a result of the following factors:



    - A $32.3 million increase, to $63.7 million in 1999, in the income from operations from the Company's Wealth Management segment. (See "1999 Compared to 1998 -- Wealth Management Segment," below.)



    - The effect of terminating certain reinsurance agreements with the Company's ultimate parent in 1998. The termination of these agreements was the predominant factor in the $94.2 million decrease in income from operations for the Company's Protection segment. (See "1999 Compared to 1998 -- Protection Segment," below.)



    - An increase of $7.2 million in income from operations from the Corporate segment, mainly reflecting dividends from a subsidiary. (See "1999 Compared to 1998 -- Corporate Segment," below.)



     INCOME FROM OPERATIONS BY SEGMENT



      The Company's income from operations reflects the operations of its 3 business segments: the Wealth Management segment, the Protection segment and the Corporate segment.

      The following table provides a summary of income from operations by segment, which is discussed more fully below.



                       INCOME FROM OPERATIONS BY SEGMENT*
                                ($ IN MILLIONS)



                                                                                          % CHANGE
                                                                                    ---------------------
                                                     1999       1998       1997     1999/1998   1998/1997
                                                   --------   --------   --------   ---------   ---------
    Wealth Management                               $63.7      $ 31.4     $ 14.7      102.9%      113.6%
    Protection                                       (5.1)       89.1       18.0     (105.7)%     395.0%
    Corporate                                        11.7         4.5       69.8      160.0%      (93.6)%
                                                    -----      ------     ------     ------       -----
                                                    $70.3      $125.0     $102.5      (43.8)%      22.0%
                                                    =====      ======     ======     ======       =====



    * Before net realized capital gains



    WEALTH MANAGEMENT SEGMENT



      The Wealth Management segment focuses on the savings and retirement needs of individuals preparing for retirement or who have already retired. It primarily markets to upscale consumers in the U.S., selling individual and group fixed and variable annuities. Its major product lines, "Regatta" and "Futurity," are combination fixed/variable annuities. In these combination annuities, contract holders have the choice of allocating payments either to a fixed account, which provides a guaranteed rate of return, or to variable accounts. Withdrawals from the fixed account are subject to market value adjustment. In the variable accounts, the contract holder can choose from a range of investment options and styles. The return depends upon investment performance of the options selected. Investment funds available under Regatta products are managed by Massachusetts Financial Services Company ("MFS"), an affiliate of the Company. Investment funds available under Futurity products are managed by several investment managers, including MFS and Sun Capital Advisers, Inc., a subsidiary of the Company.



      The Company distributes its annuity products through a variety of channels. For the Regatta products, about half are sold through securities brokers; a further one-fourth through financial institutions, and the remainder through insurance agents and financial planners. The Futurity products, introduced in February 1998, are primarily distributed through a dedicated wholesaler network, including Sun Life of Canada (U.S.) Distributors, Inc., a subsidiary of the Company.



      Although new pension products are not currently sold, there has been a substantial block of group retirement business in-force, including guaranteed investment contracts ("GICs"), pension plans and group annuities. A significant portion of these pension contracts are non-surrenderable, with the result that the Company's liquidity exposure is limited. GICs were marketed directly in the U.S. through independent managers. In 1997, the Company decided to no longer market group pension and GIC products.



      Following are the major factors affecting this segment's results in 1999 as compared to 1998.



- Deposit-type funds, which primarily comprised annuity deposits, increased by $457.7 million, or 21%, to $2,598.3 million in 1999. Fixed annuity account deposits were higher by approximately $625 million in 1999, which management believes is mainly a result of the success of the Company's introduction, during the fourth quarter of 1998, of a higher Dollar Cost Averaging ("DCA") rate and a new 6-month DCA program. Under these programs, which were redesigned in late 1996, deposits are made into the fixed portion of the annuity contract and receive a bonus rate of interest for the policy year. During the year, the fixed deposit is systematically transferred to the variable portion of the contract in equal periodic installments. While fixed annuity account deposits increased, deposits directly into variable accounts declined by approximately 13% in 1999. The Company believes this decline was a consequence of the heightened interest in the DCA programs in 1999.



  Sales of the Futurity line of products, introduced in February 1998, represented approximately 9% of total annuity deposits in 1999. The Company expects that sales of the Futurity products will continue to increase in the future, based on management's beliefs that market demand is growing for multi-manager variable annuity products, such as Futurity; that the productivity of Futurity's wholesale distribution network, established in 1998, will continue to grow; and that the marketplace will respond favorably to introductions of new Futurity products and product enhancements.



- Fee income increased as a result of higher variable annuity account balances. Fee income was higher by approximately $32 million in 1999. The factors driving this growth in account balances have been market appreciation and net deposit activity. This growth has generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Other income increased by approximately $5 million in 1999, mainly reflecting a reinsurance agreement entered into in July 1999 with an unrelated company, which provides reinsurance on certain fixed group annuity contracts. The net effect of this agreement was to increase income from operations by approximately $3.4 million.



- The net year-over-year change in aggregate reserves on policies and contracts for the Wealth Management segment had the effect of increasing income from operations for this segment. This change reflected lower reserves related to minimum guaranteed death benefit product features as well as a variety of other factors.



- There has been a shift in demand to variable account products from general account products. As a consequence, there has been a decline in average general account invested assets and, in turn, net investment income has declined. Net investment income reflects only income earned on invested assets of the general account. In 1999, net investment income for the Wealth Management segment decreased by $44.0 million, to $114.0 million. This decline in average general account assets primarily reflects the Company's decision in 1997 to no longer market group pension and GIC products and as a consequence, a declining block of in-force business as GICs mature and are surrendered.



- Policyholder benefits (the major elements of which are surrenders and withdrawals, changes in the liability for premium and other deposit funds, and related separate account transfers) were higher by approximately $430 million in 1999, mainly as a result of higher variable annuity surrenders. The increase in variable annuity surrenders primarily related to a block of separate account contracts that had been issued seven or more years previously and for which the surrender charge periods had expired. The Company expects that as the separate account block of business continues to grow and as an increasing number of accounts are no longer subject to surrender charges, surrenders will tend to increase. The Company is implementing a conservation program with the aim of improving asset retention.



- Operational expenses, which include general insurance expenses and insurance taxes, licenses and fees, excluding federal income taxes, increased by $5.4 million, or 9%, in 1999. This increase reflected costs associated with operations and technology improvements to support the growth of the Company's in-force business. Commissions of $153.6 million were higher by $17.7 million in 1999, mainly as a result of higher sales.



    PROTECTION SEGMENT



      The Protection Segment comprises two main elements, internal reinsurance and variable life products.



    INTERNAL REINSURANCE



      In recent years, the Company has had various reinsurance agreements with Sun Life (Canada). In some of these arrangements, Sun Life (Canada) has reinsured the mortality risks of individual life policies sold in prior years by the Company. These agreements, in the aggregate, had an immaterial effect on net income in the years 1998 and 1999. Under another reinsurance agreement, which became effective January 1, 1991 and terminated October 1, 1998, the Company reinsured certain individual life insurance contracts issued by Sun Life (Canada). This agreement had the effect of increasing income from operations by $24.6 million in 1998. In addition, the effect of terminating this agreement was to further increase 1998 net income by $65.7 million as the termination payment was less than the reserves held under the agreement. Because this agreement terminated in 1998, it had no effect on income from operations in 1999.



    VARIABLE LIFE PRODUCTS



      The Company's primary individual variable life insurance product is its variable universal life product marketed to the company-owned life insurance ("COLI") market. This product was introduced in late 1997. The Company's management expects that the Company's variable life business will grow and become more significant in the future. In September 1999, the Company introduced a new variable universal life product as part of the Futurity product portfolio. Costs related to developing this product were primarily responsible for the decrease of approximately $4 million in income from operations for this portion of the Protection segment.



    CORPORATE SEGMENT



      The Corporate segment includes the capital of the Company, its investments in subsidiaries and items not otherwise attributable to either the Wealth Management segment or the Protection segment.



      In 1999, income from operations for this segment increased by $7.2 million to $11.7 million. This increase reflected higher net investment income, mainly from dividends of $19.3 million received during the 4th quarter from a subsidiary, New London Trust, F.S.B. Partially offsetting this change in net investment income were higher operational expenses and higher federal income taxes attributable to this segment.



    1998 COMPARED TO 1997:



    NET INCOME



      Net income decreased by $3.8 million to $125.4 million in 1998, reflecting an increase of $22.5 million in income from operations and a decrease of $26.3 million in net realized capital gains.



      Income from operations increased from $102.5 million in 1997 to $125.0 million in 1998, mainly as a result of the following factors:



- A $16.7 million increase, to $31.4 million in 1998, in the income from operations from the Company's Wealth Management segment. (See "1998 Compared to 1997 -- Wealth Management Segment," below.)



- The effect of terminating certain reinsurance agreements with Sun Life (Canada). The termination of these agreements was the predominant factor in the $71.1 million increase in income from operations for the Company's Protection segment.



- The effects of the Company's December 1997 reorganization (described in "Corporate Segment," below), as a result of which MFS is no longer a subsidiary of the Company. As a result of this reorganization, dividends from subsidiaries were lower in 1998 than in 1997 and certain subsidiary tax benefits were no longer available to the Company. Also affecting income from operations for the Corporate segment in 1998 was that income earned on the proceeds of a December 1997 issuance of a $250 million surplus note was lower than the related interest expense.



  Net realized capital gains decreased from $26.7 million in 1997 to $0.4 million in 1998. This decrease was also due to the Company's December 1997 reorganization which resulted in a realized capital gain of $21.2 million in 1997.

    INCOME FROM OPERATIONS BY SEGMENT



    WEALTH MANAGEMENT SEGMENT



      Following are the major factors affecting the Wealth Management segment's results in 1998 as compared to 1997:



    - Annuity deposits declined by about $27 million, or 1%, to $2.2 billion in 1998. Fixed annuity account deposits were lower by approximately 7% in 1998, while deposits into variable annuity accounts increased in total and as a proportion of total annuity deposits. These trends reflected market conditions and competitive factors.



     Deposits into the DCA programs, a feature of the Company's combination fixed/variable annuity products, were a significant element of account deposits. Under these programs, which were redesigned in late 1996, deposits are made into the fixed portion of the annuity contract and receive a bonus rate of interest for the policy year. During the year, the fixed deposit is systematically transferred to the variable portion of the contract in equal periodic installments. DCA deposits overall were flat in 1998 compared to 1997. This pattern resulted, in part, from heightened competition, as other companies introduced similar DCA programs within in 1998. During the fourth quarter of 1998, the Company introduced a higher DCA rate and a new six-month DCA program. DCA deposits for that quarter were higher, compared to the preceding 1998 quarters.



     An increase in variable account deposits in 1998 reflected both the continuing strong growth in equity markets generally and the continuing strong performance of the investment funds underlying the Company's variable annuity products. The continuing strong equity markets, low interest rate environment, and demographic trends, among other factors, increased the demand and market for wealth accumulation products in the U.S., particularly for variable annuities. These factors contributed to the growth in the Company's variable account deposits in 1998, despite heightened competition.



     The Company introduced its Futurity line of products in February 1998. Related deposits represented about 6% of the total for the Wealth Management segment in 1998.



    - Fee income increased as a result of higher variable annuity account balances. The main factors driving this growth in account balances were market appreciation and net deposit activity. This growth generated corresponding increases in fee income, since fees are determined based on the average assets held in these accounts. Fee income increased by approximately $43 million, or 39%, in 1998.



    - Because there was a shift to variable accounts from the general account, net investment income declined. Net investment income reflects only income earned on invested assets of the general account. In 1998, net investment income for the Wealth Management segment decreased by about $40 million, or 20%, compared to 1997, mainly as a result of the decline in average invested assets in the Company's general account. This decline in average general account assets mainly reflected the shift in deposits in recent years from the fixed account to variable accounts. It also reflected the Company's decision in 1997 to no longer market group pension and GICs.



    - Policyholder benefits were lower, mainly reflecting lower surrender activity compared to 1997. During 1997 and into the first half of 1998, surrender and withdrawal activity had been high. This activity primarily related to a block of separate account contracts that had been issued 7 or more years previously and for which the surrender charge periods had expired. While variable account surrenders continued to rise, general account surrenders declined in 1998. As a result of this pattern of activity, policyholder benefits (of which surrenders and withdrawals, the related changes in the liability for premium and other deposit funds, and related separate account transfers are the major elements) increased in 1997 and were lower in 1998.

    - As a result of investments in technology and infrastructure to enhance annuity operations, operational expenses increased by approximately $12 million, or 25%, in 1998 compared to 1997. These increases reflected 3 main factors:



       - Higher volumes of annuity business, requiring greater administrative support.



       - Improvements to the computer systems and technology that support the annuity business. These improvements involved information systems supporting the growth of the Company's in-force business, particularly its combination fixed/variable annuities.



       - Costs associated with the product design and implementation of the new Futurity multi-manager annuity product and the development of a new product within the Regatta product line.



    PROTECTION SEGMENT



      The reinsurance arrangements in which Sun Life (Canada) has reinsured the mortality risks of individual life policies sold in prior years by the Company had an immaterial effect, in the aggregate, on net income in 1997 and 1998. Under another agreement, which became effective January 1, 1991 and terminated October 1, 1998, the Company reinsured certain individual life insurance contracts issued by Sun Life (Canada). This agreement had the effect of increasing income from operations by $37.1 million in 1997. Income from operations decreased to $24.6 million in 1998, because the agreement was in place only through the first 9 months of 1998. In addition, the effect of terminating this agreement was to further increase 1998 net income by $65.7 million. This termination-related increase in 1998 represented a reasonable approximation of the value of the stream of future earnings that the agreement would have generated had it remained in effect.



      The Company's primary individual variable life insurance product is its variable universal life product marketed to the company-owned life insurance ("COLI") market. This product was introduced in late 1997.



    CORPORATE SEGMENT



      In 1998, income from operations decreased by $65.3 million to $4.5 million for the Corporate segment. This decrease reflected 2 main factors:



    - Dividends from subsidiaries were lower than in 1997 by $37.5 million. This decrease mainly resulted from a December 1997 reorganization, in which the Company transferred its ownership of MFS to its parent company, Sun Life of Canada (U.S.) Holdings, Inc. ("Sun Life (U.S.) Holdings.") As a result of this reorganization, the Company received no dividends from MFS in 1998. By comparison, it received $33.1 million of MFS dividends in 1997.



    - Net investment income, other than dividends from subsidiaries, decreased by $5.9 million in 1998 over 1997, reflecting the effect of the Company's December 1997 issuance of a $250 million surplus note to Sun Life (U.S.) Holdings. Interest expense exceeded investment earnings on the related funds.



FINANCIAL CONDITION AND LIQUIDITY



    ASSETS



      The Company's total assets comprise those held in its general account and those held in its separate accounts. General account assets support general account liabilities. Separate accounts and their assets are of 2 main types:



    - Those assets held in a "fixed" separate account, which the Company established for amounts that contract holders allocate to the fixed portion of their combination fixed/variable deferred annuity contracts. Fixed separate account assets are available to fund general account liabilities and general account assets are available to fund the liabilities of this fixed separate account. The

      Company manages the assets of this fixed separate account according to general account investment policy guidelines.



    - Those assets held in a number of registered and non-registered "variable" separate accounts as investment vehicles for the Company's variable life and annuity contracts. Policyholders may choose from among various investment options offered under these contracts according to their individual needs and preferences. Policyholders assume the investment risks associated with these choices. General account and fixed separate account assets are not available to fund the liabilities of these variable accounts.



      The following table summarizes significant changes in asset balances during 1999, 1998 and 1997. The changes are discussed below.



                                                       ASSETS                       % CHANGE
                                            1999        1998        1997      1999/1998   1998/1997
                                          ---------   ---------   ---------   ---------   ---------
                                                   ($ IN MILLIONS)
General account assets..................  $ 2,377.1   $ 2,932.2   $ 4,513.5     (18.9)%     (35.0)%
Fixed separate account assets...........    2,080.7     2,195.6     2,343.9      (5.2)%      (6.3)%
                                          ---------   ---------   ---------     -----       -----
                                          $ 4,457.8   $ 5,127.8   $ 6,857.4     (13.1)%     (25.2)%

Variable separate account assets........   15,490.3    11,774.8     9,068.0      31.6%       29.9%
                                          ---------   ---------   ---------     -----       -----
Total assets............................  $19,948.1   $16,902.6   $15,925.4      18.0%        6.1%
                                          =========   =========   =========     =====       =====



      General account and fixed separate account assets, taken together, decreased by 13.2% in 1999; but variable separate account assets increased by 31.6%. In 1998, the combined general account and fixed separate account decreased by 25.2%, while variable separate account assets increased by 29.9%. This growth in variable accounts relative to the general and fixed accounts reflects 2 main factors: (1) appreciation of the funds held in the variable separate accounts has exceeded that of the funds held in the general and fixed separate accounts; and (2) annuity deposits and exchanges into variable accounts have increased, while annuity deposits into fixed accounts have slowed. The Company believes this pattern has reflected a shift in the preferences of policyholders, which is largely attributable to the strong performance of equity markets in general and of the Company's variable account funds in particular.



      The assets of the general account are available to support general account liabilities. For management purposes, it is the Company's practice to segment its general account to facilitate the matching of assets and liabilities. General account assets primarily comprise cash and invested assets, which represented essentially all of general account assets at year-end 1999. Major types of invested asset holdings included bonds, mortgages, real estate and common stock. The Company's bond holdings comprised 51.5% of the Company's portfolio at year-end 1999. Bonds included both public and private issues. It is the Company's policy to acquire only investment-grade securities. As a result, the overall quality of the bond portfolio is high. At year-end 1999, only 0.5% were rated below-investment-grade; i.e., they had National Association of Insurance Commissioners ("NAIC") ratings lower than "1" or "2." The Company's mortgage holdings amounted to $528.9 million at year-end 1999, representing 22.3% of the total portfolio. All mortgage holdings at year-end 1999 were in good standing. The Company believes that the high quality of its mortgage portfolio is largely attributable to its stringent underwriting standards. At year-end 1999, investment real estate amounted to $79.2 million, representing about 3.3% of the total portfolio. The Company invests in real estate to enhance yields and, because of the long-term nature of these investments, the Company uses them for purposes of matching with products having long-term liability durations. Common stock holdings amounted to $75.3 million, representing about 3.2% of the portfolio. These holdings comprised the Company's ownership shares in subsidiaries.

    LIABILITIES



      As with assets, the proportion of variable separate account liabilities to total liabilities has been increasing. Most of the Company's liabilities comprise reserves for life insurance and for annuity contracts and deposit funds. The Company expects the declining trend in general account liabilities to continue, because it believes that net maturities will continue to exceed sales for the fixed contracts associated with these liabilities. This trend stems mainly from the Company's 1997 decision to discontinue selling group pension and GIC contracts and to focus its marketing efforts on its combination fixed/variable annuity products.



CAPITAL MARKETS RISK MANAGEMENT



      See "Quantitative and Qualitative Disclosures About Market Risk," below, for a discussion of the Company's capital markets risk management.



CAPITAL RESOURCES



    CAPITAL ADEQUACY



      The National Association of Insurance Commissioners ("NAIC") adopted regulations at the end of 1993 that established minimum capitalization requirements for insurance companies, based on risk-based capital ("RBC") formulas. These requirements are intended to identify undercapitalized companies, so that specific regulatory actions can be taken on a timely basis. The RBC formula for life insurance companies calculates capital requirements related to asset, insurance, interest rate, and business risks. According to the RBC calculation, the Company's capital was well in excess of its required capital at year-end 1999.



    LIQUIDITY



      The Company's liquidity requirements are generally met by funds from operations. The Company's main uses of funds are to pay out death benefits and other maturing insurance and annuity contract obligations; to make pay-outs on contract terminations; to purchase new investments; to fund new business ventures; and to pay normal operating expenditures and taxes. The Company's main sources of funds are premiums and deposits on insurance and annuity products; proceeds from the sale of investments; income from investments; and repayments of investment principal.



      In managing its general account and fixed separate account assets in relation to its liabilities, the Company has segmented these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy that it has established for that segment. Among other matters, this investment policy considers liquidity requirements and provides cash flow estimates. The Company reviews these policies quarterly.



      The Company's liquidity targets are intended to enable it to meet its day-to-day cash requirements. On a quarterly basis, the Company compares its total "liquifiable" assets to its total demand liabilities. Liquifiable assets comprise cash and assets that could quickly be converted to cash should the need arise. These assets include short-term investments and other current assets and investment-grade bonds. The Company's policy is to maintain a liquidity ratio in excess of 100%, and it did so throughout 1999. Based on its ongoing liquidity analyses, the Company believes that its available liquidity is more than sufficient to meet its liquidity needs.



OTHER MATTERS



    DEMUTUALIZATION



      On January 27, 1998, Sun Life (Canada) announced that its Board of Directors had requested that management develop a plan to demutualize. Demutualization would involve converting from a mutual structure, with ownership by policyholders, to a shareholder-owned company. It would provide that the ownership interest currently held by policyholders be distributed to them in the form of shares, without affecting their interests as policyholders. In
June 1999, the Sun Life (Canada)'s Board of

Directors approved the demutualization timetable recommended by management, and on September 28, 1999, Sun Life (Canada)'s Board of Directors approved the demutualization plan. On December 6, 1999, Sun Life (Canada) received approval for its demutualization plan from the Michigan Commissioner of Insurance. At a Special Meeting on December 15, 1999, eligible policyholders of Sun Life (Canada) voted in favor of the Company's plans to demutualize. Sun Life (Canada) completed its demutualization on March 22, 2000 and its Initial Public Offering ("IPO") on March 29, 2000. The demutualization of Sun Life (Canada) is not expected to have any significant impact on the Company.



    SALE OF SUBSIDIARIES



      On February 5, 1999, the Company sold Massachusetts Casualty Insurance Company ("MCIC"), a disability insurance company, to an unaffiliated party. The net proceeds of this sale were $34.0 million and the Company realized a post tax gain of $4.9 million.



      On October 29, 1999, the Company completed the sale of its wholly-owned subsidiary, New London Trust F.S.B. ("NLT"), for approximately $30.3 million to an unaffiliated party. The Company realized a post-tax gain of $13.2 million from this sale. This transaction is not expected to have a significant effect on the ongoing operations of the Company.



QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



      This discussion covers market risks associated with investment portfolios that support the Company's general account liabilities. This discussion does not cover market risks associated with those investment portfolios that support separate account products. For these products, the policyholder, rather than the Company, assumes these market risks.



    GENERAL



      The assets of the general account are available to support general account liabilities. For purposes of managing these assets in relation to these liabilities, the Company notionally segments these assets by product or by groups of products. The Company manages each segment's assets based on an investment policy that it has established for that segment. The policy covers the segment's liability characteristics and liquidity requirements, provides cash flow estimates, and sets targets for asset mix, duration, and quality. Each quarter, investment and business unit managers review these policies to ensure that the policies remain appropriate, taking into account each segment's liability characteristics.



    TYPES OF MARKET RISKS



      The Company's stringent underwriting standards and practices have resulted in high-quality portfolios and have the effect of limiting credit risk. It is the Company's policy, for example, not to purchase below-investment-grade securities. Also, as a matter of investment policy, the Company assumes no foreign currency or commodity risk; nor does it assume equity price risk except to the extent that it holds real estate in its portfolios. (At year-end 1999, investment real estate holdings represented less than 4% of its total general account portfolio.) The management of interest rate risk exposure is discussed below.



    INTEREST RATE RISK MANAGEMENT



      The Company's fixed interest rate liabilities are primarily supported by well-diversified portfolios of fixed interest investments. They are also supported by holdings of real estate and floating rate notes. All of these fixed interest investments are held for other than trading purposes and can include publicly issued and privately placed bonds and commercial mortgage loans. Public bonds can include Treasury bonds, corporate bonds, and money market instruments. The Company's fixed income portfolios also hold securitized assets, including mortgage-backed securities ("MBS") and asset-backed securities. These securities are subject to the same standards applied to other portfolio investments, including relative value criteria and diversification guidelines. In portfolios backing interest-sensitive liabilities, the Company's policy is to limit MBS holdings to less than 10% of total portfolio assets. In all portfolios, the Company restricts MBS investments to pass-through securities issued by U.S. government agencies and to collateralized mortgage obligations, which are expected to exhibit relatively low volatility. The Company does not engage in lever-aged transactions and it does not invest in the more speculative forms of these instruments such as the interest-only, principal-only, inverse floater, or residual tranches.



      Changes in the level of domestic interest rates affect the market value of fixed interest assets and liabilities. Segments whose liabilities mainly arise from the sale of products containing interest rate guarantees for certain terms are sensitive to changes in interest rates. In these segments, the Company uses "immunization" strategies, which are specifically designed to minimize the loss from wide fluctuations in interest rates. The Company supports these strategies using analytical and modeling software acquired from outside vendors.



      Significant features of the Company's immunization models include:



    - an economic or market value basis for both assets and liabilities;



    - an option pricing methodology;



    - the use of effective duration and convexity to measure interest rate sensitivity;



    - the use of key rate durations to estimate interest rate exposure at different parts of the yield curve and to estimate the exposure to non-parallel shifts in the yield curve.



      The Company's Interest Rate Risk Committee meets monthly. After reviewing duration analyses, market conditions and forecasts, the Committee develops specific asset management strategies for the interest-sensitive portfolios. These strategies may involve managing to achieve small intentional mismatches, either in terms of total effective duration or for certain key rate durations, between the liabilities and related assets of particular segments. The Company manages these mismatches to a tolerance range of plus or minus 0.5.



      Asset strategies may include the use of Treasury futures or interest rate swaps to adjust the duration profiles for particular portfolios. All derivative transactions are conducted under written operating guidelines and are marked to market. Total positions and exposures are reported to the Board of Directors on a monthly basis. The counterparties to hedging transactions are major highly rated financial institutions, with respect to which the risk of the Company's incurring losses related to credit exposures is considered remote.



      Liabilities categorized as financial instruments and held in the Company's general account at December 31, 1999 had a fair value of $1,024.6 million. Fixed income investments supporting those liabilities had a fair value of $2,072.1 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1999. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $30.6 million and the corresponding assets would show a net decrease of $80.5 million.



      By comparison, liabilities categorized as financial instruments and held in the Company's general account at December 31, 1998 had a fair value of $1,538.3 million. Fixed income investments supporting those liabilities had a fair value of $2,710.1 million at that date. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 1998. The analysis showed that if there were an immediate increase of 100 basis points in interest rates, the fair value of the liabilities would show a net decrease of $46.3 million and the corresponding assets would show a net decrease of $113.2 million.



      The Company produced these estimates using computer models. Since these models reflect assumptions about the future, they contain an element of uncertainty. For example, the models contain assumptions about future policyholder behavior and asset cash flows. Actual policyholder behavior and asset cash flows could differ from what the models show. As a result, the models' estimates of duration and market values may not reflect what actually will occur. The models are further limited by the fact that they do not provide for the possibility that management action could be taken to mitigate adverse results. The Company believes that this limitation is one of conservatism; that is, it will tend to cause the models to produce estimates that are generally worse than one might actually expect, all other things being equal.



      Based on its processes for analyzing and managing interest rate risk, the Company believes its exposure to interest rate changes will not materially affect its near-term financial position, results of operations, or cash flows.



REINSURANCE



      The Company has agreements with Sun Life (Canada) which provide that Sun Life (Canada) will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements, basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively. Reinsurance transactions under these agreements in 1999 had the effect of decreasing net income from operations by approximately $1,527,000.



      Effective January 1, 1991, the Company entered into an agreement with Sun Life (Canada) under which certain individual life insurance contracts issued by Sun Life (Canada) were reinsured by the Company on a 90% coinsurance basis. Also effective January 1, 1991 the Company entered into an agreement with Sun Life (Canada) which provides that Sun Life (Canada) will reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company in the reinsurance agreement described above. Such death benefits are reinsured on a yearly renewable term basis. The life reinsurance assumed agreement requires the reinsurer to withhold funds in amounts equal to the reserves assumed. These agreements had the effect of increasing income from operations by approximately $24,579,000 for the year ended December 31, 1998. The Company terminated these agreements effective October 1, 1998, resulting in an increase in income from operations in 1998 of $65,679,000 which included a cash settlement.



      The Company has also executed reinsurance agreements with unrelated companies which provide reinsurance of certain individual life insurance contracts on a modified coinsurance basis under which all deficiency reserves are ceded. Reinsurance transactions under this agreement had the effect of increasing income from operations by $193,000 in 1999.



      During 1999, the Company entered into an agreement with an unrelated company which provides reinsurance on certain fixed group annuity contracts. The net effect of this agreement was to increase income from operations by approximately $3,400,000. Also during 1999, the Company entered into three agreements with two unrelated companies for the purpose of obtaining stop-loss coverage of guaranteed minimum death benefit exposure with respect to the Company's variable annuity business. The net effect of these agreements was to increase income from operations by approximately $157,000.



RESERVES



      In accordance with the life insurance laws and regulations under which the Company operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received, and with interest on such reserves compounded annually at certain assumed rates, will be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. In the accompanying Financial Statements, these reserves are determined in accordance with statutory regulations.



INVESTMENTS



      Of the Company's total assets of $19.9 billion at December 31, 1999, 88.1% ($17.6 billion) consisted of unitized and non-unitized separate account assets, 6.1% ($1.2 billion) was invested in bonds and similar securities, 2.7%
($528.9 million) was invested in mortgages, 0.4% ($75.3 million) was invested in subsidiaries, 0.4% ($94.8 million) was invested in real estate, and the remaining 2.3% ($456.1 million) was invested in cash and other assets.

COMPETITION



      The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products. According to a 1999 statistical study published by A.M. Best, the Company ranked 36th among North American life insurance companies based upon total assets as of December 31, 1998.



EMPLOYEES



      The Company and Sun Life (Canada) have entered into a service agreement which provides that the latter will furnish the Company, as required, with personnel as well as certain services and facilities on a cost reimbursement
basis. As of March 31, 2000, the Company had    direct employees who are
employed at its Principal Executive Office in Wellesley Hills, Massachusetts and at its Retirement Products and Services Division in Boston, Massachusetts.



PROPERTIES



      The Company occupies office space owned by it and leased to Sun Life (Canada), and certain unrelated parties for lease terms not exceeding 5 years. The Company also occupies office space which it leases from unaffiliated parties for various lease terms.



STATE REGULATION



      The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.



      The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.



      In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.



      Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

                               LEGAL PROCEEDINGS



      There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.



                                  ACCOUNTANTS



      The financial statements of the Variable Account for the year ended December 31, 1999 included in the Statement of Additional Information and the statutory financial statements of the Company for the years ended December 31, 1999, 1998 and 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                              FINANCIAL STATEMENTS



      The financial statements of the Company which are included in this Prospectus should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.



      The financial statements of the Variable Account for the year ended December 31, 1999 are included in the Statement of Additional Information.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND
CAPITAL STOCK AND SURPLUS
DECEMBER 31, 1999 AND 1998 (IN THOUSANDS)



                                                                 1999                1998
                                                                 ----                ----
ADMITTED ASSETS
    Bonds                                                     $ 1,221,970         $ 1,763,468
    Common stocks                                                  75,283             128,445
    Mortgage loans on real estate                                 528,911             535,003
    Properties acquired in satisfaction of debt                    15,641              17,207
    Investment real estate                                         79,182              78,021
    Policy loans                                                   40,095              41,944
    Cash and short-term investments                               316,971             265,226
    Other invested assets                                          67,938              64,177
    Investment income due and accrued                              25,303              35,706
    Federal income tax recoverable and interest thereon                --               1,110
    Other assets                                                    5,807               1,928
                                                              -----------         -----------
    General account assets                                      2,377,101           2,932,235
    Separate account assets
      Unitized                                                 15,490,328          11,774,745
      Non-unitized                                              2,080,726           2,195,641
                                                              -----------         -----------
    Total admitted assets                                     $19,948,155         $16,902,621
                                                              ===========         ===========
LIABILITIES
    Aggregate reserve for life policies and contracts         $ 1,153,642         $ 1,216,107
    Supplementary contracts                                         3,182               1,885
    Policy and contract claims                                        962                 369
    Liability for premium and other deposit funds                 564,820           1,000,875
    Surrender values on cancelled policies                             16                   5
    Interest maintenance reserve                                   41,771              40,490
    Commissions to agents due or accrued                            3,253               2,615
    General expenses due or accrued                                14,055               5,932
    Transfers from Separate Accounts due or accrued              (467,619)           (361,863)
    Taxes, licenses and fees due or accrued, excluding FIT            379                 401
    Federal income taxes due or accrued                            89,031              25,019
    Unearned investment income                                         22                  23
    Amounts withheld or retained by company as agent or
      trustee                                                        (442)                529
    Remittances and items not allocated                             1,078               5,176
    Asset valuation reserve                                        44,071              44,392
    Payable to parent, subsidiaries, and affiliates                26,284              30,381
    Payable for securities                                             --                 428
    Other liabilities                                              16,674               9,770
                                                              -----------         -----------
    General account liabilities                                 1,491,179           2,022,534
    Separate account liabilities:
      Unitized                                                 15,489,908          11,774,522
      Non-unitized                                              2,080,726           2,195,641
                                                              -----------         -----------
    Total liabilities                                          19,061,813          15,992,697
                                                              -----------         -----------
CAPITAL STOCK AND SURPLUS
    Common capital stock                                            5,900               5,900
                                                              -----------         -----------
    Surplus notes                                                 565,000             565,000
    Gross paid in and contributed surplus                         199,355             199,355
    Unassigned funds                                              116,087             139,669
                                                              -----------         -----------
    Surplus                                                       880,442             904,024
                                                              -----------         -----------
    Total common capital stock and surplus                        886,342             909,924
                                                              -----------         -----------
    Total liabilities, capital stock and surplus              $19,948,155         $16,902,621
                                                              ===========         ===========


                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



STATUTORY STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (IN THOUSANDS)



                                                              1999         1998         1997
                                                              ----         ----         ----
INCOME:
    Premiums and annuity considerations                    $   69,492   $  210,198   $  254,066
    Deposit-type funds                                      2,598,265    2,140,604    2,155,297
    Considerations for supplementary contracts without
      life contingencies and dividend accumulations             3,461        2,086        1,615
    Net investment income                                     167,035      184,532      270,249
    Amortization of interest maintenance reserve                3,702        2,282        1,166
    Income from fees associated with investment
      management and administration and contract
      guarantees from Separate Account                        173,417      141,211      109,757
    Net gain from operations from Separate Account                 61           --            5
    Other income                                               24,554       87,364      102,889
                                                           ----------   ----------   ----------
    Total Income                                            3,039,987    2,768,277    2,895,044
                                                           ----------   ----------   ----------
BENEFITS AND EXPENSES:
    Death benefits                                              4,386       15,335       17,284
    Annuity benefits                                          155,387      153,636      148,135
    Disability benefits and benefits under accident and
      health policies                                              --          104          132
    Surrender benefits and other fund withdrawals           2,313,179    1,933,833    1,854,004
    Interest on policy or contract funds                          237         (140)         699
    Payments on supplementary contracts without life
      contingencies and dividend accumulations                  2,345        2,528        1,687

    Increase (decrease) in aggregate reserves for life
      and accident and health policies and contracts          (62,465)    (972,135)     127,278
    Decrease in liability for premium and other deposit
      funds                                                  (436,055)    (449,831)    (447,603)
    Increase (decrease) in reserve for supplementary
      contracts without life contingencies and for
      dividend and coupon accumulations                         1,296         (362)          42
                                                           ----------   ----------   ----------
    Total Benefits                                          1,978,310      682,968    1,701,658
                                                           ----------   ----------   ----------
    Commissions on premiums and annuity considerations
      (direct business only)                                  155,381      137,718      132,700
    Commissions and expense allowances on reinsurance
      assumed                                                      --       13,032       17,951
    General insurance expenses                                 75,046       58,132       46,624
    Insurance taxes, licenses and fees, excluding federal
      income taxes                                              8,710        7,388        8,267
    Increase (decrease) in loading on and cost of
      collection in excess of loading on deferred and
      uncollected premiums                                         --       (1,663)         523
    Net transfers to Separate Accounts                        727,811      722,851      844,130
    Reserve and fund adjustments on reinsurance
      terminated                                                   --    1,017,112           --
                                                           ----------   ----------   ----------
    Total Benefits and Expenses                            $2,945,258   $2,637,538   $2,751,853
                                                           ----------   ----------   ----------


                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.) STATUTORY STATEMENTS OF OPERATIONS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (IN THOUSANDS)



                                                            1999             1998             1997
                                                            ----             ----             ----
  Net gain from operations before dividends to
    policyholders and federal income tax expense           94,729           130,739          143,191
  Dividends to policyholders                                   --            (5,981)          33,316
                                                          -------          --------         --------
  Net gain from operations after dividends to
    policyholders and before federal income tax
    expense                                                94,729           136,720          109,875
  Federal income tax expense, (excluding tax on
    capital gains)                                         24,479            11,713            7,339
                                                          -------          --------         --------
  Net gain from operations after dividends to
    policyholders and federal income taxes and
    before realized capital gains                          70,250           125,007          102,536
  Net realized capital gains less capital gains
    tax and transferred to the Interest
    Maintenance Reserve                                    20,108               394           26,706
                                                          -------          --------         --------
NET INCOME                                                $90,358          $125,401         $129,242
                                                          =======          ========         ========


                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.) STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (IN THOUSANDS)



                                                                1999           1998           1997
                                                                ----           ----         --------
Capital and Surplus, Beginning of Year                        $909,924       $832,695       $567,143
                                                              --------       --------       --------
  Net Income                                                    90,358        125,401        129,242
  Change in net unrealized capital gains (losses)              (36,111)          (384)         1,152
  Change in non-admitted assets and related items                1,715         (1,086)          (463)
  Change in reserve due to change in valuation basis                               --         39,016
  Change in asset valuation reserve                                320          3,213          6,307
  Surplus (contributed to) withdrawn from Separate
    Accounts during period                                         136             82             --
  Other changes in surplus in Separate Accounts
    Statements                                                      --             10             --
  Change in surplus notes                                           --             --        250,000
  Dividends to stockholders                                    (80,000)       (50,000)      (159,722)
  Aggregate write-ins for gains and (losses) in surplus             --             (7)            20
                                                              --------       --------       --------
  Net change in capital and surplus for the year               (23,582)        77,229        265,552
                                                              --------       --------       --------
Capital and Surplus, End of Year                              $886,342       $909,924       $832,695
                                                              ========       ========       ========


                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.) STATUTORY STATEMENTS OF CASH FLOW
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997 (IN THOUSANDS)



                                                          1999              1998              1997
                                                          ----              ----              ----
Cash Provided by Operations:
  Premiums, annuity considerations and deposit
    funds received                                     $ 2,667,756       $ 2,361,669       $ 2,410,919
  Considerations for supplementary contracts and
    dividend accumulations received                          3,461             2,086             1,615
  Net investment income received                           225,038           236,944           345,279
  Fees associated with investment management,
    administration, and contract guarentees from
    Separate Accounts                                      173,417           141,211                --
  Other income received                                     24,555           111,936           208,223
                                                       -----------       -----------       -----------
Total receipts                                           3,094,227         2,853,846         2,966,036
                                                       -----------       -----------       -----------
  Benefits paid (other than dividends)                   2,474,693         2,107,736         2,020,747
  Insurance expenses and taxes paid (other than
    federal income and capital gains taxes)                230,744           217,023           203,650
  Net cash transferred to Separate Accounts                833,567           800,636           895,465
  Dividends paid to policyholders                               --            26,519            28,316
  Federal income tax payments
    (recoveries),(excluding tax on capital
    gains)                                                 (40,644)           46,965             1,397
  Other--net                                                   237              (138)              698
                                                       -----------       -----------       -----------
Total payments                                           3,498,597         3,198,741         3,150,273
                                                       -----------       -----------       -----------
Net cash used in operations                               (404,370)         (344,895)         (184,237)
                                                       -----------       -----------       -----------
  Proceeds from long-term investments sold,
    matured or repaid (after deducting taxes on
    capital gains (losses) of $(1,768) for 1999,
    $2,038 for 1998, and $750 for 1997)                  1,065,307         1,261,396         1,343,803
  Issuance of surplus notes                                     --                --           250,000
  Other cash provided (used)                                13,797           (40,529)           71,095
                                                       -----------       -----------       -----------
Total cash provided                                      1,079,104         1,220,867         1,664,898
                                                       -----------       -----------       -----------
Cash Applied:
  Cost of long-term investments acquired                  (484,417)         (967,901)         (773,783)
  Other cash applied                                      (138,572)         (187,263)         (310,519)
                                                       -----------       -----------       -----------
Total cash applied                                        (622,989)       (1,155,164)       (1,084,302)
Net change in cash and short-term investments               51,745          (279,192)          396,359
Cash and short-term investments:
Beginning of year                                          265,226           544,418           148,059
                                                       -----------       -----------       -----------
End of year                                            $   316,971       $   265,226       $   544,418
                                                       ===========       ===========       ===========


                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



GENERAL



Sun Life Assurance Company of Canada (U.S.) (the "Company") is incorporated as a life insurance company and is currently engaged in the sale of individual variable life insurance, individual fixed and variable annuities, group fixed and variable annuities, and group pension contracts.



Effective May 1, 1997, the Company became a wholly-owned subsidiary of the newly established Sun Life of Canada (U.S.) Holdings, Inc. ("Life Holdco"). On December 18, 1997, Life Holdco became a wholly-owned subsidiary of Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc. ("US Holdco"). US Holdco is a wholly-owned subsidiary of Sun Life Assurance Company of Canada ("SLOC"), a mutual insurance company.



The Company, which is domiciled in the State of Delaware, prepares its financial statements in accordance with statutory accounting practices prescribed or permitted by the State of Delaware Insurance Department. Prescribed accounting practices include practices described in a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted accounting practices encompass all accounting practices not so prescribed. The permitted accounting practices adopted by the Company are not material to the financial statements. Prior to 1996, statutory accounting practices were recognized by the insurance industry and the accounting profession as generally accepted accounting principles for mutual life insurance companies and stock life insurance companies wholly-owned by mutual life insurance companies. In April 1993, the Financial Accounting Standards Board ("FASB") issued an interpretation (the "Interpretation"), that became effective in 1996, which changed the previous practice of mutual life insurance companies (and stock life insurance companies that are wholly-owned subsidiaries of mutual life insurance companies) with respect to utilizing statutory basis financial statements for general purposes, in that it will no longer allow such financial statements to be described as having been prepared in conformity with generally accepted accounting principles ("GAAP"). Consequently, these financial statements prepared in conformity with statutory accounting practices, as described above, vary from and are not intended to present the Company's financial position, results of operations or cash flow in conformity with generally accepted accounting principles. (See Note 19 for further discussion relative to the Company's basis of financial statement presentation.) The effects on the financial statements of the variances between the statutory basis of accounting and GAAP, although not reasonably determinable, are presumed to be material.



INVESTED ASSETS



Bonds are carried at cost, adjusted for amortization of premium or accrual of discount. Investments in mortgage backed securities are generally carried at amortized cost. Changes in prepayment assumptions and resulting cash flows are confirmed retrospectively. The adjusted yield is used to calculate investment income in future periods. If current book value exceeds future undiscounted cash flows, a realized capital loss is recorded and amortized through the Interest Maintenance Reserve (IMR). Investments in non-insurance subsidiaries are carried on the equity basis. Investments in insurance subsidiaries are carried at their statutory surplus values. Mortgage loans acquired at a premium or discount are carried at amortized values and other mortgage loans are carried at the amounts of the unpaid balances. Real estate investments are carried at the lower of cost, adjusted for accumulated depreciation or appraised value, less encumbrances. Short-term investments are carried at amortized cost, which approximates fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally 40 to 50 years.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)


POLICY AND CONTRACT RESERVES



The reserves for life insurance and annuity contracts are computed in accordance with presently accepted actuarial standards, and are based on actuarial assumptions and methods (including use of published mortality tables and prescribed interest rates) which produce reserves at least as great as those required by law and contract provisions.



INCOME AND EXPENSES



For life and annuity contracts, premiums are recognized as revenues over the premium paying period, whereas commissions and other costs applicable to the acquisition of new business are charged to operations as incurred.



SEPARATE ACCOUNTS



The Company has established unitized separate accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in separate accounts include variable life insurance and individual and group qualified and non-qualified variable annuity contracts.



The Company has also established a non-unitized separate account for amounts allocated to the fixed portion of certain combination fixed/variable deferred annuity contracts. The assets of this account are available to fund general account liabilities, and general account assets are available to fund liabilities of this account.



Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders, are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market value as determined by quoted market prices of the underlying investments.



Gains (losses) from mortality experience and investment experience of the separate accounts, not applicable to contract owners, and accrued expense allowances recognized in reserves are receivable from or payable to the general account. Accumulated amounts that have not been transferred are recorded as a payable (receivable) to (from) the general account. Amounts payable to the general account of the Company were $467,619,000 in 1999 and $361,863,000 in 1998.



CHANGES IN ACCOUNTING PRINCIPLES AND REPORTING



As described more fully in Note 10, during 1997 the Company changed certain assumptions used in determining actuarial reserves.



In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles ("Codification"). The Codification, which is intended to standardize regulatory accounting and reporting for the insurance industry, is proposed to be effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices and it is uncertain when, or if, the state of Delaware will require adoption of Codification for the preparation of statutory financial statements. The Company has not finalized the quantification of the effects of Codification on its statutory financial statements.



OTHER



Preparation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.



Certain prior year amounts have been reclassified to conform to amounts as presented in the current year.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



2.  INVESTMENTS IN SUBSIDIARIES



The Company owns all of the outstanding shares of the following subsidiaries:



Sun Life Insurance and Annuity Company of New York ("Sun Life (N.Y.)") is engaged in the sale of individual fixed and variable annuity contracts and group life and group long term disability insurance contracts in the State of New York;



Sun Life of Canada (U.S.) Distributors, Inc. (formerly Sun Investment Services Company) ("Sundisco"), is a registered broker-dealer;



Sun Life Financial Services Limited ("SLFSL"), serves as the marketing administrator for the distribution of the offshore products of SLOC (Bermuda branch), an affiliate;



Sun Benefit Services Company, Inc. ("Sunbesco") receives renewal commissions on a disability product and is currently inactive;



Sun Capital Advisers, Inc. ("Sun Capital") is a registered investment adviser;



Sun Life Finance Corporation ("Sunfinco") is a finance company and currently inactive;



Sun Life of Canada (U.S.) SPE 97-1, Inc. ("SPE 97-1") is a special purpose corporation engaging in activities incidental to securitizing mortgage loans;



Clarendon Insurance Agency, Inc. ("Clarendon") is a registered broker-dealer that acts as the general distributor of certain annuity and life insurance contracts issued by the Company and its affiliates;



Sun Life Information Services Ireland Limited ("SLISL") is an offshore technology services center for affiliates.



On October 29,1999, the Company sold New London Trust F.S.B. ("NLT") to an unaffiliated party for $30,254,000. The Company realized a post tax gain of $13,170,000.



On February 5, 1999, the Company sold Massachusetts Casualty Insurance Company ("MCIC"), a disability insurance company, to an unaffiliated party. The net proceeds of this sale were $33,965,000. The Company realized a post tax gain of $4,900,000.



The impact of the sales of NLT and MCIC on continuing operations of the Company is not expected to be material.



Prior to December 24, 1997, the Company owned 93.6% of the outstanding shares of Massachusetts Financial Services Company ("MFS"), a registered investment adviser. On December 24, 1997, the Company transferred all of its shares of MFS to Life Holdco in the form of a dividend valued at $159,722,000. As a result of this transaction, the Company realized a gain of $21,195,000 of undistributed earnings.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



2.  INVESTMENTS IN SUBSIDIARIES (CONTINUED)


During 1999, 1998, and 1997, the Company contributed capital in the following amounts to its subsidiaries:



                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
MCIC                                                          $    --    $    --    $ 2,000
SLFSL                                                           1,000        750      1,000
SPE 97-1                                                           --         --     20,377
Sundisco                                                       19,000     10,000         --
Sun Capital                                                        --        500         --
Clarendon                                                          --         10         --
SLISL                                                              --        502         --



During 1999, 1998, and 1997, the Company received dividends from the following subsidiaries:



                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
SUN Life (N.Y.)                                               $ 6,500    $ 3,000    $    --
NLT                                                            19,319         --      7,500
MFS                                                                --         --     33,110
SPE 97-1                                                           --        675         --
SUNDISCO                                                           --         --        571



Summarized combined financial information of the Company's subsidiaries as of December 31, 1999, 1998 and 1997 and for the years then ended, follows:



                                                                      DECEMBER 31,
                                                         ---------------------------------------
                                                            1999          1998          1997
                                                         -----------   -----------   -----------
                                                                     (IN THOUSANDS)
Assets                                                   $   877,939   $ 1,315,317   $ 1,190,951
Liabilities                                                 (802,656)   (1,186,872)   (1,073,966)
                                                         -----------   -----------   -----------
Total net assets                                         $    75,283   $   128,445   $   116,985
                                                         ===========   ===========   ===========
Total revenues                                           $    82,443   $   222,853   $   750,364
Operating expenses                                           (90,318)     (221,933)     (646,896)
Income tax expense                                             3,249        (1,222)      (43,987)
                                                         -----------   -----------   -----------
Net income (loss)                                        $    (4,626)  $      (302)  $    59,481
                                                         ===========   ===========   ===========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



3.  BONDS



Investments in debt securities are as follows:



                                                                  DECEMBER 31, 1999
                                                  -------------------------------------------------
                                                                 GROSS        GROSS      ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                     COST        GAINS       (LOSSES)      VALUE
                                                     ----        -----       --------      -----
                                                                   (IN THOUSANDS)
Long-term bonds:
    United States government and government
      agencies and authorities                    $   78,161    $  2,091     $ (2,454)   $   77,798
    States, provinces and political subdivisions      20,428          69          (57)       20,440
    Public utilities                                 181,466       6,854       (5,907)      182,413
    Transportation                                   188,285       7,689       (2,709)      193,265
    Finance                                           88,517       4,631         (518)       92,630
    All other corporate bonds                        665,113      18,353      (17,152)      666,314
                                                  ----------    --------     --------    ----------
        Total long-term bonds                      1,221,970      39,687      (28,797)    1,232,860
                                                  ----------    --------     --------    ----------
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and
      commercial paper                               312,585          --           --       312,585
                                                  ----------    --------     --------    ----------
        Total short-term bonds                       312,585          --           --       312,585
                                                  ----------    --------     --------    ----------
Total bonds                                       $1,534,555    $ 39,687     $(28,797)   $1,545,445
                                                  ==========    ========     ========    ==========



                                                                  DECEMBER 31, 1998
                                                  -------------------------------------------------
                                                                 GROSS        GROSS      ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      FAIR
                                                     COST        GAINS       (LOSSES)      VALUE
                                                     ----        -----       --------      -----
                                                                   (IN THOUSANDS)
Long-term bonds:
    United States government and government
      agencies and authorities                    $  140,417    $  7,635     $  (177)    $  147,875
    States, provinces and political subdivisions      16,632       2,219          --         18,851
    Public utilities                                 397,670      38,740        (238)       436,172
    Transportation                                   197,207      22,481         (18)       219,670
    Finance                                          144,958      12,542        (494)       157,006
    All other corporate bonds                        866,584      50,814      (6,419)       910,979
                                                  ----------    --------     -------     ----------
        Total long-term bonds                      1,763,468     134,431      (7,346)     1,890,553
                                                  ----------    --------     -------     ----------
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and
      commercial paper                                43,400          --          --         43,400
    Affiliates                                       220,000          --          --        220,000
                                                  ----------    --------     -------     ----------
        Total short-term bonds                       263,400          --          --        263,400
                                                  ----------    --------     -------     ----------
Total bonds                                       $2,026,868    $134,431     $(7,346)    $2,153,953
                                                  ==========    ========     =======     ==========

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



3.  BONDS (CONTINUED)


The amortized cost and estimated fair value of bonds at December 31, 1999 are shown below by contractual maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call and/or prepayment penalties.



                                                                 DECEMBER 31, 1999
                                                              -----------------------
                                                              AMORTIZED    ESTIMATED
                                                                 COST      FAIR VALUE
                                                                 ----      ----------
                                                                  (IN THOUSANDS)
Maturities:
    Due in one year or less                                   $  376,761   $  376,823
    Due after one year through five years                        184,077      182,788
    Due after five years through ten years                       259,042      263,321
    Due after ten years                                          542,678      543,301
                                                              ----------   ----------
                                                               1,362,558    1,366,233
    Mortgage-backed securities                                   171,997      179,212
                                                              ----------   ----------
Total bonds                                                   $1,534,555   $1,545,445
                                                              ==========   ==========



Proceeds from sales and maturities of investments in debt securities during 1999, 1998, and 1997 were $740,081,000, $1,016,811,000 and $980,264,000, gross gains were $7,688,000, $17,025,000, and $10,732,000 and gross losses were
$4,477,000, $866,000, and $2,446,000, respectively.



Bonds included above with an amortized cost of approximately $2,604,000, $2,572,000, and $2,578,000 at December 31, 1999, 1998 and 1997, respectively, were on deposit with governmental authorities as required by law.



Excluding investments in U.S. government and agencies securities, the Company is not exposed to significant concentrations of credit risk in its portfolio.



4.  SECURITIES LENDING



The Company has a securities lending program operated on its behalf by the Company's primary custodian, Chase Manhattan Bank of New York. The custodian has indemnified the Company against losses arising from this program. There were no securities on loan as of December 31, 1999, 1998 or 1997. Income resulting from this program was $20,000, $94,000, and $200,000 for the years ended
December 31, 1999, 1998 and 1997, respectively.



5.  MORTGAGE LOANS



The Company invests in commercial first mortgage loans throughout the United States. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate allowances for losses have been made. In those cases where, in management's judgment, the mortgage loans' values are impaired, appropriate losses are recorded.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



5.  MORTGAGE LOANS (CONTINUED)


The following table shows the geographical distribution of the mortgage loan portfolio.



                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                                ----       ----
                                                                (IN THOUSANDS)
California                                                    $ 72,693   $ 82,397
Massachusetts                                                   38,083     53,528
Michigan                                                        32,941     34,357
New York                                                        22,912     21,190
Ohio                                                            31,914     36,171
Pennsylvania                                                    92,825     93,587
Washington                                                      30,265     36,548
All other                                                      207,278    177,225
                                                              --------   --------
                                                              $528,911   $535,003
                                                              ========   ========



The Company has restructured mortgage loans totaling $15,644,000 and $30,743,000 and corresponding allowances for losses of $1,043,000 and $2,120,000 at December 31, 1999 and 1998, respectively.



On December 22, 1999, the Company acquired 28 mortgages from SLOC at a cost of $118,091,637. The Company in turn sold a 90% participation in these 28 plus an additional 11 existing mortgage loans to a third party as part of two mortgage participation agreements, for which the Company received proceeds of $146,974,851.



The Company has outstanding mortgage loan commitments on real estate totaling $2,384,000 and $18,005,000 at December 31, 1999 and 1998, respectively.



6.  INVESTMENT GAINS AND LOSSES



                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                                ----       ----       ----
                                                                      (IN THOUSANDS)
Net realized gains (losses):
Bonds                                                         $     70   $ 5,659    $ 2,882
Common stock of affiliates                                      15,290        --     21,195
Common stocks                                                       --        48         --
Mortgage loans                                                     787     2,374      3,837
Real estate                                                       (481)      955      2,912
Other invested assets                                               --    (3,827)      (717)
                                                              --------   -------    -------
Subtotal                                                        15,666     5,209     30,109
Capital gains tax expense (benefit)                             (4,442)    4,815      3,403
                                                              --------   -------    -------
Total                                                         $ 20,108   $   394    $26,706
                                                              ========   =======    =======
Changes in unrealized gains (losses):
Bonds                                                         $ (6,689)  $    --    $    --
Common stock of affiliates                                     (30,966)     (302)    (2,894)
Mortgage loans                                                      83    (1,312)     1,524
Real estate                                                      1,461       403      3,377
Other invested assets                                               --       827       (855)
                                                              --------   -------    -------
Total                                                         $(36,111)  $  (384)   $ 1,152
                                                              ========   =======    =======

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



6.  INVESTMENT GAINS AND LOSSES (CONTINUED)


Realized capital gains and losses on bonds and mortgages and interest rate swaps which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve ("IMR") and amortized into income over the remaining contractual life of the security sold. The net realized capital gains credited to the interest maintenance reserve were $4,965,000 in 1999, $8,943,000 in 1998, and $6,321,000 in 1997. All gains and losses are transferred net of applicable income taxes.



7.  NET INVESTMENT INCOME



Net investment income consisted of:



                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                                ----       ----       ----
                                                                      (IN THOUSANDS)
Interest income from bonds                                    $128,992   $167,436   $188,924
Income from investment in common stock of affiliates            25,819      3,675     41,181
Interest income from mortgage loans                             50,327     53,269     76,073
Real estate investment income                                   15,696     15,932     17,161
Interest income from policy loans                                3,118      2,881      3,582
Other investment income (loss)                                  (1,700)      (641)      (193)
                                                              --------   --------   --------
Gross investment income                                        222,252    242,552    326,728
                                                              --------   --------   --------
Interest on surplus notes and notes payable                    (43,266)   (44,903)   (42,481)
Investment expenses                                            (11,951)   (13,117)   (13,998)
                                                              --------   --------   --------
Net investment income                                         $167,035   $184,532   $270,249
                                                              ========   ========   ========



8.  DERIVATIVES



The Company uses derivative instruments for interest rate risk management purposes, including hedges against specific interest rate risk and to minimize the Company's exposure to fluctuations in interest rates and foreign currency exchange rates. The Company's use of derivatives has included U.S. Treasury futures, conventional interest rate swaps, and currency and interest rate swap agreements structured as forward spread lock interest rate swaps.



In the case of interest rate futures, gains or losses on contracts that qualify as hedges are deferred until the earliest of the completion of the hedging transaction, determination that the transaction will no longer take place, or determination that the hedge is no longer effective. Upon completion of the hedge, where it is impractical to allocate gains or losses to specific hedged assets or liabilities, gains or losses are deferred in IMR and amortized over the remaining life of the hedged assets. At December 31, 1999 and 1998, there were no futures contracts outstanding.



In the case of interest rate and foreign currency swap agreements and forward spread lock interest rate swap agreements, gains or losses on terminated swaps are deferred in IMR and amortized over the shorter of the remaining life of the hedged asset or the remaining term of the swap contract. The net differential to be paid or received on interest rate swaps is recorded monthly as interest rates change.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



8.  DERIVATIVES (CONTINUED)


The Company's open positions are as follows:



                                                                     SWAPS OUTSTANDING
                                                                    AT DECEMBER 31, 1999
                                                              --------------------------------
                                                                  NOTIONAL        MARKET VALUE
                                                              PRINCIPAL AMOUNTS   OF POSITIONS
                                                              -----------------   ------------
                                                                       (IN THOUSANDS)
Conventional interest rate swaps                                   $20,000            $249
Foreign currency swap                                                  648             113



                                                                     SWAPS OUTSTANDING
                                                                    AT DECEMBER 31, 1998
                                                              --------------------------------
                                                                  NOTIONAL        MARKET VALUE
                                                              PRINCIPAL AMOUNTS   OF POSITIONS
                                                              -----------------   ------------
                                                                       (IN THOUSANDS)
Conventional interest rate swaps                                   $45,000            $508
Foreign currency swap                                                1,178             263



The market value of swaps is the estimated amount that the Company would receive or pay on termination or sale, taking into account current interest rates and the current creditworthiness of the counterparties. The Company is exposed to potential credit loss in the event of nonperformance by counterparties. The counterparties are major financial institutions and management believes that the risk of incurring losses related to credit risk is remote.



9.  LEVERAGED LEASES



The Company is a lessor in a leveraged lease agreement entered into on October 21, 1994, under which equipment having an estimated economic life of 25-40 years was leased for a term of 9.75 years. The Company's equity investment represented 22.9% of the purchase price of the equipment. The balance of the purchase price was furnished by third-party long-term debt financing, collateralized by the equipment and non-recourse to the Company. At the end of the lease term, the Master Lessee may exercise a fixed price purchase option to purchase the equipment.



The Company's net investment in leveraged leases is composed of the following elements:



                                                                   DECEMBER 31,
                                                              -----------------------
                                                                1999           1998
                                                                ----           ----
                                                                  (IN THOUSANDS)
Lease contracts receivable                                    $ 69,766       $ 78,937
Less non-recourse debt                                         (69,749)       (78,920)
                                                              --------       --------
Net receivable                                                      17             17
Estimated residual value of leased assets                       41,150         41,150
Less unearned and deferred income                               (7,808)        (8,932)
                                                              --------       --------
Investment in leveraged leases                                  33,359         32,235
Less fees                                                         (113)          (138)
                                                              --------       --------
Net investment in leveraged leases                            $ 33,246       $ 32,097
                                                              ========       ========



The net investment is included in "Other invested assets" on the balance sheet.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



10. REINSURANCE



The Company has agreements with SLOC which provide that SLOC will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively. Reinsurance transactions under these agreements had the effect of decreasing income from operations by approximately $1,527,000, $2,128,000 and $1,381,000 for the years ended December 31, 1999, 1998 and 1997, respectively.



Effective January 1, 1991, the Company entered into an agreement with SLOC under which certain individual life insurance contracts issued by SLOC were reinsured by the Company on a 90% coinsurance basis. During 1997, SLOC changed certain assumptions used in determining the gross and the ceded reserve balance. The Company reflected the effect of the changes in assumptions to its assumed reserves as a direct credit to surplus. The effect of the change was a $39,016,000 decrease in reserves. Also, the agreement required SLOC to reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company. Such death benefits are reinsured on a yearly renewable term basis. The life reinsurance assumed agreement required the reinsurer to withhold funds in amounts equal to the reserves assumed. These agreements had the effect of increasing income from operations by approximately $24,579,000, and $37,050,000 for the years ended December 31, 1998 and 1997, respectively. The Company terminated this agreement effective October 1, 1998, resulting in an increase in income from operations of $65,679,000 which included a cash settlement.



The following are summarized pro-forma results of operations of the Company for the years ended December 31, 1999, 1998 and 1997 before the effect of reinsurance transactions with SLOC:



                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1999         1998         1997
                                                              ----         ----         ----
                                                                      (IN THOUSANDS)
Income:
    Premiums, annuity deposits and other revenues          $2,874,513   $2,377,364   $2,340,733
    Net investment income and realized gains                  190,845      187,208      298,120
                                                           ----------   ----------   ----------
    Subtotal                                                3,065,358    2,564,572    2,638,853
                                                           ----------   ----------   ----------
Benefits and Expenses:
    Policyholder benefits                                   2,709,712    2,312,247    2,350,354
    Other expenses                                            239,282      203,238      187,591
                                                           ----------   ----------   ----------
    Subtotal                                                2,948,994    2,515,485    2,537,945
                                                           ----------   ----------   ----------
Income from operations                                     $  116,364   $   49,087   $  100,908
                                                           ==========   ==========   ==========



The Company has an agreement with an unrelated company which provides reinsurance of certain individual life insurance contracts on a modified coinsurance basis and under which all deficiency reserves related to these contracts are reinsured. Reinsurance transactions under this agreement had the effect of increasing income from operations by $193,000 in 1999, $3,008,000 in 1998, and decreasing income from operations by $2,658,000 in 1997.



During 1999 the Company entered into an agreement with an unrelated company which provides reinsurance on certain fixed group annuity contracts. The net effect of this agreement was to increase income from operations by approximately $3,400,000. Also during 1999, the Company entered into three agreements with two unrelated companies for the purpose of obtaining stop-loss coverage of guaranteed minimum death benefit exposure with respect to the Company's variable annuity business. The net effect of these agreements was to increase income from operations by approximately $157,000.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



10. REINSURANCE (CONTINUED)


The Company is contingently liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the reinsurance companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely. However, to limit the possibility of such losses, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk.



11. WITHDRAWAL CHARACTERISTICS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT LIABILITIES



The withdrawal characteristics of general account and separate account annuity reserves and deposits are as follows:



                                                                 DECEMBER 31, 1999
                                                              ------------------------
                                                                AMOUNT      % OF TOTAL
                                                                ------      ----------
                                                                   (IN THOUSANDS)
Subject to discretionary withdrawal-with adjustment:
    With market value adjustment                              $ 2,346,853        13
    At market value                                            15,010,696        81
    At book value less surrender charges (surrender charge
      >5%)                                                         45,722        --
    At book value (minimal or no charge or adjustment)            104,539         1
Not subject to discretionary withdrawal provision               1,015,108         5
                                                              -----------       ---
Total annuity actuarial reserves and deposit liabilities      $18,522,918       100
                                                              ===========       ===



                                                                 DECEMBER 31, 1998
                                                              ------------------------
                                                                AMOUNT      % OF TOTAL
                                                                ------      ----------
                                                                   (IN THOUSANDS)
Subject to discretionary withdrawal-with adjustment:
    With market value adjustment                              $ 2,896,529       19
    At market value                                            11,368,059       73
    At book value less surrender charges (surrender charge
      >5%)                                                         62,404       --
    At book value (minimal or no charge or adjustment)            111,757        1
Not subject to discretionary withdrawal provision               1,055,642        7
                                                              -----------      ---
Total annuity actuarial reserves and deposit liabilities      $15,494,391      100
                                                              ===========      ===



12. SEGMENT INFORMATION



The Company offers financial products and services such as fixed and variable annuities, retirement plan services and life insurance on an individual basis. Within these areas, the Company conducts business principally in two operating segments and maintains a corporate segment to provide for the capital needs of the various operating segments and to engage in other financing related activities.



The Protection segment markets and administers a variety of life insurance products sold to individuals and corporate owners of individual life insurance. The products include whole life, universal life and variable life products.The Wealth Management segment markets and administers individual and group variable annuity products, individual and group fixed annuity products which include market value adjusted annuities, and other retirement benefit products.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



12. SEGMENT INFORMATION (CONTINUED)


The following amounts pertain to the various business segments:



                                                                                    FEDERAL
                                              TOTAL          TOTAL        PRETAX     INCOME       TOTAL
                                             REVENUES    EXPENDITURES*    INCOME      TAX        ASSETS
                                            ----------   -------------   --------   --------   -----------
                                                                    (IN THOUSANDS)
    1999
Protection                                  $   33,236     $   41,030    $ (7,794)  $ (2,661)  $   136,127
Wealth Management                            2,979,450      2,898,158      81,292     18,593    19,015,394
Corporate                                       27,301          6,070      21,231      8,547       796,634
                                            ----------     ----------    --------   --------   -----------
    Total                                   $3,039,987     $2,945,258    $ 94,729   $ 24,479   $19,948,155
                                            ----------     ----------    --------   --------   -----------
      1998
Protection                                  $  229,710     $  144,800    $ 84,910   $ (4,148)  $   199,683
Wealth Management                            2,527,608      2,483,715      43,893     12,486    16,123,905
Corporate                                       10,959          3,042       7,917      3,375       579,033
                                            ----------     ----------    --------   --------   -----------
    Total                                   $2,768,277     $2,631,557    $136,720   $ 11,713   $16,902,621
                                            ----------     ----------    --------   --------   -----------
      1997
Protection                                  $  304,141     $  272,333    $ 31,808   $ 13,825   $ 1,143,697
Wealth Management                            2,533,006      2,507,592      25,414     10,667    14,043,221
Corporate                                       57,897          5,244      52,653    (17,153)      738,439
                                            ----------     ----------    --------   --------   -----------
    Total                                   $2,895,044     $2,785,169    $109,875   $  7,339   $15,925,357
                                            ----------     ----------    --------   --------   -----------


------------------------


* Total expenditures includes dividends to policyholders of $0 for 1999, $(5,981) for 1998, and $33,316 for 1997.



13. RETIREMENT PLANS



The Company participates with SLOC in a noncontributory defined benefit pension plan covering essentially all employees. The benefits are based on years of service and compensation.



The funding policy for the pension plan is to contribute an amount, which at least satisfies the minimum amount required by ERISA; currently, the plan is fully funded. The Company is charged for its share of the pension cost based upon its covered participants. Pension plan assets consist principally of separate accounts of SLOC.



The Company's share of the group's accrued pension obligation was $1,914,000, and $1,178,000 at December 31, 1999 and 1998, respectively. The Company's share of net periodic pension cost was $736,000, $586,000, and $146,000 for 1999, 1998 and 1997, respectively.



The Company also participates with SLOC and certain affiliates in a 401(k) savings plan for which substantially all employees are eligible. The Company matches, up to specified amounts, employees' contributions to the plan. Company contributions were $284,000, $231,000, and $259,000 for the years ended December 31, 1999, 1998 and 1997, respectively.



OTHER POST-RETIREMENT BENEFIT PLANS



In addition to pension benefits the Company provides certain health, dental, and life insurance benefits ("post-retirement benefits") for retired employees and dependents. Substantially all employees may become eligible for these benefits if they reach normal retirement age while working for the Company, or retire early upon satisfying an alternate age plus service condition. Life insurance benefits are generally set at a fixed amount.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



13. RETIREMENT PLANS (CONTINUED)


The Company records an accrual of the estimated cost of retiree benefit payments during the years the employee provides services, and amortizes an obligation of approximately $400,000 over a period of ten years. The Company's cash flows are not affected by this method, however the net effect decreased income by $185,000, $95,000, and $117,000, for the years ended December 31, 1999, 1998, and 1997, respectively. The Company's post-retirement health, dental and life insurance benefits currently are not funded.



The following table sets forth the change in the pension and other post-retirement benefit plans' benefit obligations and assets as well as the plans' funded status reconciled with the amount shown in the Company's financial statements at December 31:



                                                        PENSION BENEFITS       OTHER BENEFITS
                                                         1999       1998       1999       1998
                                                       --------   --------   --------   --------
                                                                    (IN THOUSANDS)
Change in benefit obligation:
    Benefit obligation at beginning of year            $110,792   $ 79,684   $ 10,419   $  9,845
    Service cost                                          5,632      4,506        413        240
    Interest cost                                         6,952      6,452        845        673
    Actuarial loss (gain)                               (21,480)    21,975      1,048        308
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Benefit obligation at end of year                      $ 99,520   $110,792   $ 12,217   $ 10,419
                                                       ========   ========   ========   ========
The Company's share:
    Benefit obligation at beginning of year            $  9,125   $  5,094   $    416   $    385
    Benefit obligation at end of year                  $  8,816   $  9,125   $    743   $    416
Change in plan assets:
    Fair value of plan assets at beginning of year     $151,575   $136,610   $     --   $     --
    Actual return on plan assets                          9,072     16,790         --         --
    Employer contribution                                    --         --        508        647
    Benefits paid                                        (2,376)    (1,825)      (508)      (647)
                                                       --------   --------   --------   --------
Fair value of plan assets at end of year               $158,271   $151,575   $     --   $     --
                                                       ========   ========   ========   ========
Funded status                                          $ 58,752   $ 40,783   $(12,217)  $(10,419)
Unrecognized net actuarial gain (loss)                  (20,071)    (2,113)     1,469        586
Unrecognized transition obligation (asset)              (22,617)   (24,674)       140        185
Unrecognized prior service cost                           7,081      7,661         --         --
                                                       --------   --------   --------   --------
Prepaid (accrued) benefit cost                         $ 23,145   $ 21,657   $(10,608)  $ (9,648)
                                                       ========   ========   ========   ========
The Company's share of accrued benefit cost            $ (1,914)  $ (1,178)  $   (381)  $   (195)
Weighted-average assumptions as of December 31:
    Discount rate                                         7.50%      6.75%      7.50%      6.75%
    Expected return on plan assets                        8.75%      8.00%        N/A        N/A
    Rate of compensation increase                         4.50%      4.50%        N/A        N/A

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



13. RETIREMENT PLANS (CONTINUED)


For measurement purposes, a 10.9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999 (5.6% for dental benefits). The rates were assumed to decrease gradually to 5% for 2005 and remain at that level thereafter.



                                                             PENSION BENEFITS       OTHER BENEFITS
                                                              1999       1998       1999       1998
                                                            --------   --------   --------   --------
                                                                         (IN THOUSANDS)
Components of net periodic benefit cost:
    Service cost                                            $  5,632   $ 4,506     $  413     $  240
    Interest cost                                              6,952     6,452        845        673
    Expected return on plan assets                           (12,041)  (10,172)        --         --
    Amortization of transition obligation (asset)             (2,056)   (2,056)        45         45
    Amortization of prior service cost                           580       580         --         --
    Recognized net actuarial (gain) loss                        (554)     (677)       164        (20)
                                                            --------   -------     ------     ------
Net periodic benefit cost                                   $ (1,487)  $(1,367)    $1,467     $  938
                                                            ========   =======     ======     ======
    The Company's share of net periodic benefit cost        $    736   $   586     $  185     $   95
                                                            ========   =======     ======     ======



Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:



                                                            1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                                 INCREASE             DECREASE
                                                            ------------------   ------------------
                                                                        (IN THOUSANDS)
Effect on total of service and interest cost components           $  288              $  (518)
Effect on postretirement benefit obligation                        2,754               (2,279)

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



14. FAIR VALUE OF FINANCIAL INSTRUMENTS



The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31:



                                                             1999
                                            --------------------------------------
                                            CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                            ---------------   --------------------
                                                        (IN THOUSANDS)
ASSETS:
Bonds (including short-term)                   $1,534,555          $1,545,445
Mortgages                                         528,911             526,608
Derivatives                                            --                 362
Other Invested Assets                              67,938              67,938
Policy loans                                       40,095              40,095

LIABILITIES:
Insurance reserves                             $  120,536          $  120,536
Individual annuities                              247,619             238,229
Pension products                                  661,806             665,830

                                                             1998
                                            --------------------------------------
                                            CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                            ---------------   --------------------
                                                        (IN THOUSANDS)
ASSETS:
Bonds (including short-term)                   $2,026,868          $2,153,953
Mortgages                                         535,003             556,143
Derivatives                                            --                 771
Policy loans                                       41,944              41,944

LIABILITIES:
Insurance reserves                             $  121,100          $  121,100
Individual annuities                              274,448             271,849
Pension products                                1,104,489           1,145,351



The major methods and assumptions used in estimating the fair values of financial instruments are as follows:



The fair values of short-term bonds are estimated to be the amortized cost. The fair values of long-term bonds which are publicly traded are based upon market prices or dealer quotes. For privately placed bonds, fair values are estimated by taking into account prices for publicly traded bonds of similar credit risk and maturity and repayment and liquidity characteristics.



The fair values of mortgages are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.



The fair values of policy loans approximate carrying amounts.



The fair values of derivative financial instruments are estimated using the process described in Note 8.



The fair values of the Company's general account insurance reserves and liabilities under investment-type contracts (insurance, annuity and pension contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated fair value.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



15. STATUTORY INVESTMENT VALUATION RESERVES



The asset valuation reserve ("AVR") provides a reserve for losses from investments in bonds, stocks, mortgage loans, real estate and other invested assets with related increases or decreases being recorded directly to surplus.



Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve and amortized into income over the remaining contractual life of the security sold.



The table shown below presents changes in the major elements of the AVR and IMR.



                                                                  YEARS ENDED DECEMBER 31,
                                                                 1999                  1998
                                                          -------------------   -------------------
                                                            AVR        IMR        AVR        IMR
                                                            ---        ---        ---        ---
                                                                       (IN THOUSANDS)
Balance, beginning of year                                $44,392    $40,490    $47,605    $33,830
Net realized investment gains, net of tax                   9,950      4,983        256      8,942
Amortization of net investment gains                           --     (3,702)        --     (2,282)
Unrealized investment losses                               (9,705)        --     (6,550)        --
Required by formula                                          (566)        --      3,081         --
                                                          -------    -------    -------    -------
Balance, end of year                                      $44,071    $41,771    $44,392    $40,490
                                                          =======    =======    =======    =======



16. FEDERAL INCOME TAXES



The Company, its subsidiaries and certain other affiliates file a consolidated federal income tax return. Federal income taxes are calculated for the consolidated group based upon amounts determined to be payable as a result of operations within the current year. No provision is recognized for timing differences which may exist between financial statement and taxable income. Such timing differences include reserves, depreciation and accrual of market discount on bonds. Cash payments for federal income taxes were approximately $3,000,000, $48,144,000, and $31,000,000 for the years ended December 31, 1999, 1998 and
1997, respectively.



The Company is currently undergoing an audit by the Internal Revenue Service. The Company believes that there will be no material audit adjustments for the periods under examination.



17. RELATED PARTY TRANSACTIONS
A. SURPLUS NOTES AND NOTES RECEIVABLE (PAYABLE)



On December 22, 1997, the Company issued a $250,000,000 surplus note to Life Holdco. This note has an interest rate of 8.625% and is due on or after November 6, 2027.



On May 9, 1997, the Company issued a short-term note of $600,000,000 to Life Holdco at an interest rate of 5.10%, which was extended at various interest rates. This note was repaid on December 22, 1997.



On December 19, 1995, the Company issued surplus notes totaling $315,000,000 to an affiliate, Sun Canada Financial Co., at interest rates between 5.75% and 7.25%. Of these notes, $157,500,000 will mature in the year 2007 and $157,500,000 will mature in the year 2015. Interest on these notes is payable semiannually.



Principal and interest on surplus notes are payable only to the extent that the Company meets specified requirements regarding free surplus exclusive of the principal amount and accrued interest, if any, on these notes and with the consent of the Delaware Insurance Commissioner.



The Company accrued $4,259,000 and $4,259,000 for interest on surplus notes for the years ended December 31, 1999 and 1998, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



17. RELATED PARTY TRANSACTIONS
A. SURPLUS NOTES AND NOTES RECEIVABLE (PAYABLE) (CONTINUED)


The Company expensed $43,266,000, $44,903,000, and $42,481,000 for interest on surplus notes and notes payable for the years ended December 31, 1999, 1998 and 1997, respectively.



On September 28, 1998 a $500,000 note was issued by SLISL to the Company at a rate of 6.0%, maturing on September 28, 2002.



A $110,000,000 note was issued to the Company by MFS on February 11, 1998 at an interest rate of 6.0% due February 11, 1999. Another $110,000,000 note was issued to the Company on December 22, 1998 at an interest rate of 5.55% due February 11, 1999. These two notes and an additional $10,000,000 were combined into a new note of $230,000,000 with a floating interest rate based on the six month LIBOR rate plus 25 basis points. The $230,000,000 note was repaid to the Company on December 21, 1999.



On January 14, 2000, the Company purchased $200,000,000 of notes from MFS.



On December 23, 1997, the Company issued a $110,000,000 note to US Holdco at an interest rate of 5.80%, which was repaid on March 1, 1998. A $110,000,000 note was also issued to the Company by MFS on December 23, 1997 at an interest rate of 5.85% and was repaid on February 11, 1998.



On December 31, 1996, the Company issued a $58,000,000 note to SLOC at an interest rate of 5.70% which was repaid on February 10, 1997. Also on December 31, 1996, the Company was issued a $58,000,000 note by MFS at an interest rate of 5.76%. This note was repaid to the Company on February 10, 1997.



On December 31, 1998, the Company had an additional $20,000,000 in notes issued by MFS, scheduled to mature in 2000. These notes were repaid to the Company on December 21,1999.



B.  STOCKHOLDER DIVIDENDS



The maximum amount of dividends which can be paid by the Company without prior approval of the Insurance Commissioner of the State of Delaware is subject to restrictions relating to statutory surplus. In 1999, a dividend in the amount of $80,000,000 was declared and paid by the Company to its parent, Life Holdco. This dividend was approved by the Board of Directors, but did not require approval of the Insurance Commissioner. In 1998, a dividend in the amount of $50,000,000 was declared and paid by the Company to its parent, Life Holdco. This dividend was approved by the Insurance Commissioner and the Board of Directors. On December 24, 1997 the Company transferred all of its shares of MFS to Life Holdco in the form of a dividend valued at $159,722,000. This dividend was approved by the Insurance Commissioner and the Board of Directors.



C.  SERVICE AGREEMENTS



The Company has an agreement with SLOC which provides that SLOC will furnish, as requested, personnel as well as certain services and facilities on a cost-reimbursement basis. Expenses under this agreement amounted to approximately $28,700,000 in 1999, $16,344,000 in 1998, and $15,997,000 in 1997.



The Company leases office space to SLOC under lease agreements with terms expiring in December, 2004 and options to extend the terms for each of twelve successive five-year terms at fair market rental not to exceed 125% of the fixed rent for the term which is ending. Rent received by the Company under the leases for 1999 amounted to approximately $6,943,000.



18. RISK-BASED CAPITAL



Effective December 31, 1993, the NAIC adopted risk-based capital requirements for life insurance companies. The risk-based capital requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have, as determined under statutory accounting

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-Owned Subsidiary of Sun Life of Canada (U.S.) Holdings, Inc.)



NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



18. RISK-BASED CAPITAL (CONTINUED)


practices, taking into account the risk characteristics of its investments and products. The Company has met the minimum risk-based capital requirements at December 31, 1999, 1998 and 1997.



19. COMMITMENTS AND CONTINGENT LIABILITIES



The Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary and punitive damages have been asserted. Although there can be no assurances, at the present time the Company does not anticipate that the ultimate liability arising from such pending or threatened litigation, after consideration of provisions made for potential losses and costs of defense, will have a material adverse effect on the financial condition or operating results of the Company.



Under insurance guaranty fund laws in each state, the District of Columbia and Puerto Rico, insurers licensed to do business can be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Recent regulatory actions against certain large life insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing life insurance companies for the deemed losses. Most of these laws do provide, however, that an assessment may be excused or deferred it it would threaten an insurer's solvency and further provide annual limits on such assessments. Part of the assessments paid by the Company and its subsidiaries pursuant to these laws may be used as credits for a portion of the associated premium taxes. The Company incurred guaranty fund assessments of approximately $3,500,000, $3,500,000, and $3,083,000 in 1999, 1998 and 1997, respectively.



20. ACCOUNTING POLICIES AND PRINCIPLES



The financial statements of the Company have been prepared on the basis of statutory accounting practices which, prior to 1996, were considered by the insurance industry and the accounting profession to be in accordance with GAAP for mutual life insurance companies. The primary differences between statutory accounting practices and GAAP are described as follows. Under statutory accounting practices, financial statements are not consolidated and investments in subsidiaries are shown at net equity value. Accordingly, the assets, liabilities and results of operations of the Company's subsidiaries are not consolidated with the assets, liabilities and results of operations, respectively, of the Company. Changes in net equity value of the common stock of the Company's United States life insurance subsidiaries are directly reflected in the Company's surplus. Changes in the net equity value of the common stock of all other subsidiaries are directly reflected in the Company's Asset Valuation Reserve. Dividends paid by subsidiaries to the Company are included in the Company's net investment income.



Other differences between statutory accounting practices and GAAP include the following items. Statutory accounting practices do not recognize the following assets or liabilities which are reflected under GAAP: deferred policy acquisition costs, deferred federal income taxes and statutory nonadmitted assets. Asset Valuation Reserves and Interest Maintenance Reserves are established under statutory accounting practices but not under GAAP. Methods for calculating real estate depreciation and investment valuation allowances differ under statutory accounting practices and GAAP. Actuarial assumptions and reserving methods differ under statutory accounting practices and GAAP. Premiums for universal life and investment-type products are recognized as income for statutory purposes and as deposits to policyholders' accounts for GAAP. Investments in fixed maturity securities classified as available-for-sale are carried at aggregate fair value with changes in unrealized gains and losses reported net of taxes in a separate component of stockholder's equity for GAAP and generally at amortized cost under statutory accounting practices.

INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS



SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)



We have audited the accompanying statutory statements of admitted assets, liabilities and capital stock and surplus of Sun Life Assurance Company of Canada (U.S.) (the "Company") as of December 31, 1999 and 1998, and the related statutory statements of operations, changes in capital stock and surplus, and cash flow for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



As described more fully in Notes 1 and 20 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which is a comprehensive basis of accounting other than generally accepted accounting principles. The effects on the financial statements of the differences between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.



In our opinion, the statutory financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital stock and surplus of Sun Life Assurance Company of Canada (U.S.) as of December 31, 1999 and 1998, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 1999 on the basis of accounting described in Notes 1 and 20.



However, because of the differences between the two bases of accounting referred to in the second preceding paragraph, in our opinion, the statutory financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Sun Life Assurance Company of Canada (U.S.) as of December 31, 1999 and 1998 or the results of its operations or its cash flow for each of the three years in the period ended December 31, 1999.



Deloitte & Touche



Boston, Massachusetts
February 10, 2000

            TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION


Calculation of Performance Data
Advertising and Sales Literature
Calculations
  Example of Variable Accumulation Unit Value Calculation
  Example of Variable Annuity Unit Calculation
  Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Financial Statements

      This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2000 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (617) 348-9600 or (800) 752-7215.


--------------------------------------------------------------------------------


To:    Sun Life Assurance Company of Canada (U.S.)
     c/o Retirement Products and Services
     P.O. Box 1024
     Boston, Massachusetts 02103


Please send me a Statement of Additional Information for MFS Regatta Variable and Fixed Annuity
     Sun Life of Canada (U.S.) Variable Account F.

Name
--------------------------------------------------------------

Address
--------------------------------------------------------------

       -------------------------------------------------------------------------

City
------------------------------------  State
------------  Zip
-------

Telephone
----------------------------------------------------------------

                                   APPENDIX A
                                    GLOSSARY

      The following terms as used in this Prospectus have the indicated meanings:

      ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

      ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

      ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period of (a) 12 full calendar months plus (b) the part of the calendar month in which we issue your Contract (if not on the first day of the month), beginning with the Contract Date. Your Account Anniversary is the first day immediately after the end of an Account Year. Each Account Year after the first is the 12 calendar month period that begins on your Account Anniversary. If, for example, the Contract Date is in March, the first Account Year will be determined from the Contract Date but will end on the last day of March in the following year; your Account Anniversary is April 1 and all Account Years after the first will be measured from April 1.

      ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant. This is called the "Accumulation Period" in the Contract.

      ANNUITANT: The person or persons to whom the first annuity payment is made. In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also name a Co-Annuitant. If you do, all provisions of the Contract based on the death of the Annuitant will be based on the date of death of the last surviving of the persons named. By example, if the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the new Annuitant. The death benefit will become due only on the death before the Annuity Commencement Date of the last surviving Annuitant and Co-Annuitant named. These persons are referred to collectively in the Contract as "Annuitants." If you have named both an Annuitant and Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

      *ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

      *ANNUITY OPTION: The method you choose for making annuity payments.


      ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.


      APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract.

      *BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

      BUSINESS DAY: Any day the New York Stock Exchange is open for trading.

      CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

      COMPANY: Sun Life Assurance Company of Canada (U.S.).

      CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

* You specify these items on the Contract Specifications page or Certificate Specifications page, and may change them, as we describe in this Prospectus.

      DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in cash.

      DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

      EXPIRATION DATE: The last day of a Guarantee Period.

      FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

      FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

      FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

      GROUP CONTRACT: A Contract issued by the Company on a group basis.

      GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

      GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

      GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

      INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

      NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sun-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

      NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

      NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

      OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k),
Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

      PARTICIPANT: The person named in the Certificate who is entitled to exercise all rights and privileges of ownership under the Certificate, except as reserved by the Owner.

      PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant.

      PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

      QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

      SERIES FUND: MFS/Sun Life Series Trust.

      SEVEN-YEAR ANNIVERSARY: The seventh Account Anniversary and each succeeding Account Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Account Anniversaries.

      SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific series of the Series Fund.

      VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

      VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

      VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

      VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

      VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

                                   APPENDIX B
           CONDENSED FINANCIAL INFORMATION--ACCUMULATION UNIT VALUES

      The following information should be read in conjunction with the Variable Account's financial statements included in the Statement of Additional Information, all of which has been audited by Deloitte & Touche LLP, independent certified public accountants.

                                                                   YEAR ENDED DECEMBER 31,
                                   ---------------------------------------------------------------------------------------
                                     1990         1991         1992         1993         1994         1995         1996
                                   ---------   ----------   ----------   ----------   ----------   ----------   ----------
CAPITAL APPRECIATION SERIES
  Unit Value:
    Beginning of period            $ 10.1193   $   9.0168   $  12.5296   $  14.0559   $  16.3574   $  15.5512   $  20.6225
    End of period                  $  9.0168   $  12.5296   $  14.0559   $  16.3574   $  15.5512   $  20.6225   $  24.7064
  Units outstanding at end of
    period                         3,677,247    7,517,358    8,168,037    7,272,302    6,184,731    6,615,207    6,316,305
GLOBAL GOVERNMENTS SERIES
  Unit Value:
    Beginning of period            $ 10.2725   $  11.4930   $  13.0187   $  12.8985   $  15.1215   $  14.2437   $  16.2514
    End of period                  $ 11.4930   $  13.0187   $  12.8985   $  15.1215   $  14.2437   $  16.2514   $  16.4146
  Units outstanding at end of
    period                           748,280    2,220,300    2,205,650    2,300,611    1,967,375    1,730,002    1,460,289
GOVERNMENT SECURITIES SERIES
  Unit Value:
    Beginning of period            $ 10.0333   $  10.7567   $  12.2849   $  12.9408   $  13.8738   $  13.3872   $  15.5323
    End of period                  $ 10.7567   $  12.2849   $  12.9408   $  13.8738   $  13.3872   $  15.5323   $  15.5644
  Units outstanding at end of
    period                         2,723,676    5,194,019    4,761,049    4,708,841    4,235,203    3,535,152    3,362,650
HIGH YIELD SERIES
  Unit Value:
    Beginning of period            $  9.8487   $   8.3800   $  12.1924   $  13.8294   $  16.0549   $  15.4801   $  17.8678
    End of period                  $  8.3800   $  12.1924   $  13.8294   $  16.0549   $  15.4801   $  17.8678   $  19.7545
  Units outstanding at end of
    period                           247,285      795,298    1,031,001    1,087,265      839,825    1,068,412    1,204,380
MANAGED SECTORS SERIES
  Unit Value:
    Beginning of period            $  9.8911   $   8.7393   $  13.9725   $  14.6738   $  15.0587   $  14.5653   $  18.9987
    End of period                  $  8.7393   $  13.9725   $  14.6738   $  15.0587   $  14.5653   $  18.9987   $  22.0312
  Units outstanding at end of
    period                         1,410,497    2,409,951    2,768,568    2,431,072    2,066,642    2,150,361    2,202,213
MONEY MARKET SERIES
  Unit Value:
    Beginning of period            $ 10.0971   $  10.7366   $  11.2031   $  11.4176   $  11.5560   $  11.8185   $  12.2910
    End of period                  $ 10.7366   $  11.2031   $  11.4176   $  11.5560   $  11.8185   $  12.2910   $  12.7175
  Units outstanding at end of
    period                         5,562,419    6,380,774    4,115,845    3,081,737    3,873,044    3,453,907    3,859,738
TOTAL RETURN SERIES
  Unit Value:
    Beginning of period            $ 10.1677   $  10.2969   $  12.3469   $  13.2211   $  14.7834   $  14.2495   $  17.8165
    End of period                  $ 10.2969   $  12.3469   $  13.2211   $  14.7834   $  14.2495   $  17.8165   $  20.0405
  Units outstanding at end of
    period                         8,211,655   15,599,909   16,375,301   15,806,723   14,225,539   13,106,997   12,461,003

                                         YEAR ENDED DECEMBER 31,
                                   ------------------------------------
                                      1997         1998         1999
                                   ----------   ----------   ----------
CAPITAL APPRECIATION SERIES
  Unit Value:
    Beginning of period            $  24.7064   $  29.9999   $  38.0799
    End of period                  $  29.9999   $  38.0799   $  49.8052
  Units outstanding at end of
    period                          2,993,020      464,349       22,958
GLOBAL GOVERNMENTS SERIES
  Unit Value:
    Beginning of period            $  16.7734   $  16.4146   $  18.6916
    End of period                  $  16.4146   $  18.6916   $  17.4756
  Units outstanding at end of
    period                            700,338       89,328          495
GOVERNMENT SECURITIES SERIES
  Unit Value:
    Beginning of period            $  15.5644   $  16.6923   $  17.8992
    End of period                  $  16.6923   $  17.8992   $  17.3110
  Units outstanding at end of
    period                          1,462,222      325,241           --
HIGH YIELD SERIES
  Unit Value:
    Beginning of period            $  19.7545   $  22.0555   $  21.8836
    End of period                  $  22.0555   $  21.8836   $  23.0560
  Units outstanding at end of
    period                            537,033       73,632          165
MANAGED SECTORS SERIES
  Unit Value:
    Beginning of period            $  22.0312   $  27.2960   $  30.2227
    End of period                  $  27.2960   $  30.2227   $  55.3202
  Units outstanding at end of
    period                            941,686      196,463        5,113
MONEY MARKET SERIES
  Unit Value:
    Beginning of period            $  12.7175   $  13.1780   $  13.6495
    End of period                  $  13.1780   $  13.6495   $  14.0901
  Units outstanding at end of
    period                          1,518,722      268,447       16,140
TOTAL RETURN SERIES
  Unit Value:
    Beginning of period            $  20.0405   $  24.1056   $  26.5642
    End of period                  $  24.1056   $  26.5642   $  26.9360
  Units outstanding at end of
    period                          5,756,653      898,137       31,742

                                   APPENDIX C
        WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

PART 1: VARIABLE ACCOUNT (THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO THE VARIABLE ACCOUNT)

      These examples assume the following:

        1)  The Purchase Payment was $10,000

        2) The date of full surrender or partial withdrawal occurs during the 3rd Account Year and

           a) the Participant's Account Value is $12,000 and is attributable to the value of Variable Accumulation Units of one Sub-Account,

           b)  no previous partial withdrawals have been made.

EXAMPLE A--FULL SURRENDER:

        1) 10% or .10 of the Purchase Payment is available without imposition of a withdrawal charge: (.10 X $10,000 = $1,000).


        2) The balance of the full surrender ($12,000 - $1,000 = $11,000) is subject to the withdrawal charge applicable during the third Account Year (5% or .05).


        3)  The amount of the withdrawal charge is .05 X $11,000 = $550.

        4)  The amount of the full surrender is $12,000 - $550 = $11,450.

EXAMPLE B--PARTIAL WITHDRAWAL (IN THE AMOUNT OF $2,000):

        1) 10% or .10 of the Purchase Payment is available without imposition of a withdrawal charge: (.10 X $10,000 = $1,000).


        2) The balance of the partial withdrawal ($2,000 - $1,000 = $1,000) is subject to the withdrawal charge applicable during the third Account Year (5% or .05).



        3) The amount of the withdrawal charge is equal to the amount required to complete the partial withdrawal ($2,000 - $1,000 = $1,000) divided by 1 - .05 (or .95), less the amount required to complete the balance of the partial withdrawal.


          Withdrawal Charge = $1,000 - $1,000
                            ---------
                             .95

                          = $52.63

      In this example, in order for the Participant to receive the amount requested ($2,000), a gross withdrawal of $2052.63 must be processed with $52.63 representing the withdrawal charge calculated above.

PART 2--FIXED ACCOUNT--EXAMPLES OF THE MARKET VALUE ADJUSTMENT (MVA)

      The MVA factor is:

                     N/12
       1 + I
  (  ---------   )             -1
    1 + J + .005

      These examples assume the following:


        1) The Guarantee Amount was allocated to a four year Guarantee Period with a Guaranteed Interest Rate of 5% or .05 (l).



        2)  The date of surrender is two years from the Expiration Date (N =
            24).

        3) The value of the Guarantee Amount on the date of surrender is $11,025.



        4) No transfers or partial withdrawals affecting this Guarantee Amount have been made



        5) Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.


EXAMPLE OF A NEGATIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 7% or .07.

                                          N/12
                           1 + l
 The MVA factor =  (     ---------    )             -1
                        1 + J + .005
                                          24/12
                          1 + .05
                =  (     ---------    )             -1
                       1 + .07 + .005

                =  (.977)[TO THE POWER OF 2] -1

                =  .954 -1

                =  -.046


      The value of the Guarantee Amount is multiplied by the MVA factor to determine the MVA:


                          $11,025 X (-.046) = -$507.15

          -$507.15 represents the MVA that will be deducted from the value of the Guarantee Amount before the application of any withdrawal charge.

EXAMPLE OF A POSITIVE MVA:

      Assume that on the date of surrender, the current rate (J) is 4% or .04.

                                          N/12
                           1 + l
 The MVA factor =  (     ---------    )             -1
                        1 + J + .005
                                          24/12
                          1 + .05
                =  (     ---------    )             -1
                       1 + .04 + .005

                =  (1.005)[TO THE POWER OF 2] -1

                =  1.010 -1

                =  .010


      The value of the Guarantee Amount is multiplied by the MVA factor to determine the MVA:


                            $11,025 X .010 = $110.25

          $110.25 represents the MVA that would be added to the value of the Guarantee Amount before the application of any withdrawal charge.

      If the above examples had been for partial withdrawals, the MVA's would be reduced proportionally. For example, if only 25% of the value of the Guarantee Amount were being surrendered, the MVA would be -$126.79 and $27.56 for the negative MVA and positive MVA, respectively.

                                        SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                                        C/O RETIREMENT PRODUCTS AND SERVICES
                                        P.O. BOX 1024
                                        BOSTON, MASSACHUSETTS 02103

                                        TELEPHONE:
                                        Toll Free (800) 752-7215

                                        GENERAL DISTRIBUTOR
                                        Clarendon Insurance Agency, Inc.
                                        One Sun Life Executive Park
                                        Wellesley Hills, Massachusetts 02481

                                        AUDITORS
                                        Deloitte & Touche LLP
                                        200 Berkeley Street
                                        Boston, Massachusetts 02116



REG-1 5/2000

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution


         Not applicable.


Item 15. Indemnification of Directors and Officers

     Article 8 of the By-Laws of Sun Life Assurance Company of Canada (U.S.) provides for indemnification of directors and officers as follows:

    "Section 8.01 (a). Every person who is or was a director, officer or employee of this corporation or of any other corporation which he served at the request of this corporation and in which this corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this corporation against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of this corporation or such other corporation, provided (1) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such a final determination vindicating him on the merits, the board of directors shall determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; said determination to be made by the board of directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.

    (b) For purposes of the preceding subsection: (1) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in subsection (a)(2) hereof.

      (c) Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the Corporation: (1) no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements.

    (d) The right of indemnification shall extend to any person otherwise entitled to it under this by-law whether or not that person continues to be a director, officer or employee of this corporation or such other corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this by-law with respect to some matters in a claim, action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as the former. Advances against liability and expenses may be made by the corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted.

    (e) This by-law shall not exclude any other rights of indemnification or other rights to which any director, officer or employee may be entitled to by contract, vote of the stockholders or as a matter of law. If any clause, provision or application of this section shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this by-law shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

    (f) Nothing contained in this by-law shall be construed to protect any director or officer of the corporation against any liability to the corporation or its security holders to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office."

Item 16. Exhibits

Exhibits:

Exhibit
Number                Description

     (1) Form of Underwriting Agreement (Incorporated herein by reference from Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-37907, filed on January 16, 1998)




     (4)(a) Single Payment Combination Fixed/Variable Group Annuity Contract (Incorporated herein by reference from Post-Effective Amendment No. 9 to the Registration Statement on Form N-4, File No. 33-29852, filed on April 16, 1998)


     (4)(b) Certificate to be used in connection with Contract filed as Exhibit 4(a) (Incorporated herein by reference from Post-Effective Amendment No. 9 to the Registration Statement on Form N-4, File No. 33-29852, filed on April 16, 1998)


    (10)(a) Form of Participation Agreement by and between The Alger American Fund, the Depositor, and Fred Alger and Company, Incorporated (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)


        (b)(i) Form of Participation Agreement dated February 17, 1998 by and between Goldman Sachs Variable, Insurance Trust, Goldman Sachs & Co. and the Depositor (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration
                 Statement on Form N-4, File No. 33-41628, filed April 23, 1999)


           (ii) Form of Amendment No. 1 dated December 14, 1998 to Participation Agreement filed as Exhibit 8(b)(i)
                 (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)


           (iii) Form of Amendment No. 2 dated as of March 15, 1999 to Participation Agreement filed as Exhibit 8(b)(i)
                 (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)


        (c)      Form of Fund Participation Agreement between Depositor and
                 J.P. Morgan Services Trust II (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration
                 Statement on Form N-4, File No. 33-41628, filed April 23, 1999)


        (d) Form of Participation Agreement dated February 17, 1998 by and among MFS/Sun Life Services Trust, the Depositor and Massachusetts Financial Services Company (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)


        (e) Form of Participation Agreement dated February 17, 1998 by and among OCC Accumulation Trust, the Depositor and OCC Distributors (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)


        (f) Form of Participation Agreement dated February, 1998 by and among the Depositor, Warburg Pincus Trust, Warburg Pincus Asset Management, Inc. and Counsellors Securities, Inc (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)


        (g) Form of Participation Agreement dated February 17, 1998 by and amomg the Depositor, AIM Variable Insurance Funds, Inc., AIM Distributors, Inc., and Claredon Insurance Agency, Inc.; (Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed February 3, 2000)


        (h) Form of Participation Agreement dated August 18, 1999 by and among the Depositor, Sun Capital Advisers Trust and Sun Capital Advisers, Inc.; (Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed February 3, 2000)


    (23)        Independent Auditors' Consent*


    (24)(a) Powers of Attorney (incorporated by reference to the Registration Statement on Form S-6, File No. 333-94359, filed on January 10, 2000)


        (b) Power of Attorney of David D. Horn (Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed on February 3, 2000)


        (c) Power of Attorney for Richard B. Bailey (Incorporated by reference from Post-Effective Amendment No. 6 to the Registration Statement on Form N-4, File No. 333-05227, filed April 5, 2000.


*      Filed herewith



Item 17. Undertakings

      (a)     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Amendment No. 9 to its Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 10th day of April, 2000.



                                  Sun Life Assurance Company of
                                  Canada (U.S.)

                                  (Registrant)


                                  By:     /s/ JAMES A. McNULTY, III
                                       -----------------------------
                                              James A. McNulty, III
                                              President



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                           TITLE                    DATE


   /s/ JAMES A. McNULTY, III       President and Director
-----------------------------     (Principal Executive Officer)  April 10, 2000
    James A. McNulty, III




   /s/  DAVEY S. SCOON           Vice President, Finance and
----------------------------    Treasurer (Principal Financial
    Davey S. Scoon                & Accounting Officer)          April 10, 2000


*  /s/  DONALD A. STEWART          Chairman and Director         April 10, 2000
-------------------------------
      Donald A. Stewart



*  /s/ C. JAMES PRIEUR            Vice Chairman and Director     April 10, 2000
----------------------------
      C. James Prieur


*** /s/ Richard B. Bailey          Director                      April 10, 2000
----------------------------
      Richard B. Bailey


--------------------

* By Edward M. Shea pursuant to Power of Attorney filed as an Exhibit to the Registration Statement on Form S-6, File No. 333-94359, filed January 10, 2000.


*** By Edward M. Shea pursuant to Power of Attorney, filed as an Exhibit to
    Post-Effective Amendment No. 6 to the Registration Statement on Form N-4, File No. 333-05227, filed April 5, 2000.

    SIGNATURE                           TITLE                    DATE



*   /s/ GREGORY W. GEE                    Director
-------------------------------                             April 10, 2000
       Gregory W. Gee


**  /s/ DAVID D. HORN                     Director
--------------------------------                            April 10, 2000
        David D. Horn




*   /s/ ANGUS A. MacNAUGHTON              Director          April 10, 2000
---------------------------------
     Angus A. MacNaughton




*  /s/  S. CAESAR RABOY                   Director          April 10, 2000
---------------------------------
        S. Caesar Raboy


                                         Director
---------------------------------
        William W. Stinson


-----------------------

* By Edward M. Shea pursuant to Power of Attorney filed as an Exhibit to the Registration Statement on Form S-6, File No. 333-94359, filed January 10, 2000.

** By Edward M. Shea pursuant to Power of Attorney filed as an Exhibit to
   Post-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-82957, filed February 3, 2000.

                                  EXHIBIT INDEX

Exhibit
Number

23       Independent Auditors' Consent